SUBSCRIPTION AGREEMENT

BY AND BETWEEN

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

AND

TW MEDIA HOLDINGS LLC

DATED AS OF MARCH 22, 2009

TABLE OF CONTENTS

i

7.8.	Counterparts	22
7.9.	Expenses	22
7.10.	Successors and Assigns	22
7.11.	No Third Party Beneficiaries	22
7.12.	Entire Agreement	22
7.13.	TW Voting Agreement	22
7.14.	Construction	23
7.15.	Descriptive Headings	23
7.16.	Severability	23
7.17.	Limitation on Enforcement of Remedies	23

EXHIBIT A – Irrevocable Voting Deed and Corporate Representative Appointment

EXHIBIT B – Registration Rights Agreement

EXHIBIT C – Investor Rights Agreement

ii

SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of March 22, 2009 (the “Effective Date”), by and between TW Media Holdings LLC, a Delaware limited liability company (“Subscriber”), and Central European Media Enterprises Ltd., a Bermuda company (the “Company”).  Each capitalized term used in this Agreement without definition has the meaning set forth in Section 7.1.

RECITALS

WHEREAS, Subscriber desires to purchase from the Company, and the Company desires to issue to Subscriber, the Subscription Shares (as defined in Section 1.1 below) in exchange for the Purchase Price (as defined in Section 1.1 below); and

WHEREAS, as part of the consideration for the Company entering into this Agreement, each of Ronald S. Lauder, RSL Savannah LLC, a Delaware limited liability company (“RSL Savannah”), Subscriber and the Company has agreed to enter into that certain Irrevocable Voting Deed and Corporate Representative Appointment, the exact form of which (subject to Section 1.4 hereof) is attached hereto as Exhibit A (the “TW Voting Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
PURCHASE OF SUBSCRIPTION SHARES; CLOSING

1.1.          Purchase of Subscription Shares.  Upon the terms and subject to the conditions set forth herein, Subscriber hereby subscribes for, and agrees to purchase, and the Company agrees to issue and sell to Subscriber, (a) fourteen million five hundred thousand (14,500,000) newly issued Class A Common Shares (the “Class A Subscription Shares”) at a purchase price of US$12.00 per Class A Subscription Share and (b) four million five hundred thousand (4,500,000) newly issued Class B Common Shares (the “Class B Subscription Shares” and, together with the Class A Subscription Shares, the “Subscription Shares”) at a purchase price of US$15.00 per Class B Subscription Share for a total purchase price of US$241,500,000 (the “Purchase Price”).  The Purchase Price payable by Subscriber shall be paid in full in immediately available funds at the Closing (as defined in Section 1.2 below).

1.2.          Closing.  Subject to the satisfaction or waiver of each of the conditions set forth in Article IV, unless this Agreement shall have been terminated pursuant to its terms, the closing of the purchase and sale of the Subscription Shares (the “Closing”) shall take place at the offices of Dewey & LeBoeuf LLP, 1301 Avenue of the Americas, New York, New York 10019 on the second Business Day following the date upon which the conditions set forth in Article IV shall be satisfied (excluding conditions that, by their nature, cannot be satisfied until the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) or waived in accordance with this Agreement or at such date and time as the parties may agree to in writing (the “Closing Date”).  At the Closing, the Company will deliver to Subscriber two certificates: (a) one representing fourteen million five hundred thousand (14,500,000) Class A Common Shares and (b) one representing four million five hundred thousand (4,500,000) Class B Common Shares, evidencing the number of Subscription Shares purchased by Subscriber, each registered in Subscriber’s name and bearing legends substantially in the form set forth herein against delivery by Subscriber to the Company of the Purchase Price and will register the Subscriber in its register of shareholders as the holder of the Subscription Shares.

1

1.3.          Adjustment.  The number of Subscription Shares to be purchased by Subscriber at the Closing pursuant to Section 1.1 and the Purchase Price shall be proportionately adjusted for any subdivision or combination (by stock split, reverse stock split, dividend, reorganization, recapitalization or otherwise) of the Class B Common Shares or the Class A Common Shares (unless, with respect to the Class B Subscription Shares, the conversion rate applicable to the conversion of the Class B Common Shares into Class A Common Shares is adjusted proportionally therewith) that occurs during the period between the Effective Date and the Closing.

1.4.          Designated Subscriber.  Prior to the Closing Date, Subscriber may, upon not less than ten (10) Business Days’ prior written notice to the Company, assign its rights and obligations under this Agreement to one or more wholly-owned subsidiaries of Time Warner Inc. organized in any state of the United States, any country in Europe, Bermuda or the Cayman Islands (each such entity, a “Designated Subscriber”) for the purpose of carrying out the transactions contemplated hereby; provided, however, that (a) such assignment shall be effective only if such Designated Subscriber provides the Company with written acceptance thereof, in form and substance reasonably acceptable to the Company, prior to the Closing Date and (b) Subscriber shall be and remain jointly and severally liable for all obligations of Subscriber and such Designated Subscriber under this Agreement and under all documents and instruments to be executed and delivered by Subscriber or such Designated Subscriber pursuant hereto.

1.5.          Closing Deliveries.  At the Closing, (a) Subscriber shall deliver, or cause to be delivered, to the Company each of the Company Agreements, duly executed by Subscriber, or a Designated Subscriber, if applicable, and (b) the Company shall deliver to Subscriber each of the Company Agreements, duly executed by the Company.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1.          Representations and Warranties of the Company.  The Company represents and warrants to Subscriber as follows:

(a)           Organization and Standing.  The Company is duly organized as an exempted company, limited by shares, validly existing and in good standing under the laws of Bermuda.  The Company has all requisite power and authority to conduct its business as presently conducted and as disclosed in the Company Reports.  Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with full power and authority to conduct its business as currently conducted, except where the failure of any Subsidiary to be duly organized, validly existing and in good standing, individually or in the aggregate, would not have a Material Adverse Effect.  The Company’s Memorandum of Association, as in effect on the date hereof, and the Company’s Bye-laws, as in effect on the date hereof, are each filed as exhibits to the Company Reports.

2

(b)           Subscription Shares.  When the certificates evidencing the Subscription Shares have been delivered to Subscriber against payment therefor as provided in this Agreement, the Subscription Shares will be validly issued, fully paid and non-assessable shares of the Company, free and clear of any and all security interests, pledges, liens, charges, claims, options, restrictions on transfer, preemptive or similar rights, proxies and voting or other agreements, or other encumbrances of any nature whatsoever, other than restrictions on transfer imposed by federal or state securities Laws and the Company’s Bye-laws, and the rights and restrictions contemplated by the Company Agreements.  The Class A Common Shares issuable upon conversion of the Class B Subscription Shares have been reserved for issuance and upon their issuance, such Class A Common Shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company, free and clear of any and all security interests, pledges, liens, charges, claims, options, restrictions on transfer, preemptive or similar rights, proxies and voting or other agreements, or other encumbrances of any nature whatsoever, other than restrictions on transfer imposed by federal or state securities Laws and the Company’s Bye-laws, and the rights and restrictions contemplated by the Company Agreements.  Assuming the accuracy of all representations and warranties of Subscriber set forth in Section 2.2, the offer and issuance by the Company of the Subscription Shares is exempt from registration under all applicable securities Laws, including the Securities Act of 1933, as amended (the “Securities Act”), and “blue sky” laws.

(c)           Authorization, Execution and Delivery and Enforceability.  The Company has all requisite corporate power and corporate authority to enter into and to perform its obligations under the Company Agreements, to consummate the transactions contemplated hereby and thereby and to issue the Subscription Shares in accordance with the terms thereof.  The execution and delivery of the Company Agreements by the Company, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of the Company, subject to the Requisite Vote.  Each of the Company Agreements has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar Laws in effect which affect the enforcement of creditor’s rights generally or (b) general principles of equity, whether considered in a proceeding at Law or in equity.

3

(d)           Capitalization.  As of the date of this Agreement, the authorized capital stock of the Company consists of (i) 100,000,000 Class A Common Shares, of which 36,024,273 shares are issued and outstanding, (ii) 15,000,000 Class B Common Shares, of which 6,312,839 shares are issued and outstanding and (iii) 5,000,000 shares of preferred stock, $0.08 par value, of the Company, of which no shares have been designated or are outstanding.  All of the issued and outstanding shares of the Company’s capital stock are duly and validly authorized and issued and are fully paid and nonassessable.  On the Closing Date, except as disclosed in the Company Reports filed prior to the Effective Date and except for securities issuable pursuant to this Agreement and employee benefit, stock option and stock purchase plans of the Company existing on the Effective Date and disclosed in the Company Reports filed prior to the Effective Date or except as set forth on Schedule 2.1(d) hereto, there will be no shares, voting securities or equity interests of the Company issuable upon conversion, exchange or exercise of any security of the Company or any of its Subsidiaries, nor will there be any rights, options, calls or warrants outstanding or other agreements to acquire shares, voting securities or equity interests of the Company nor will the Company be contractually obligated to purchase, redeem or otherwise acquire any of its respective outstanding shares.  Except as disclosed in the Company Reports filed prior to the Effective Date or as contemplated by the Company Agreements, no stockholder of the Company is entitled to any preemptive or similar rights to subscribe for shares of the Company and no stockholder of the Company has any rights, contractual or otherwise, to designate members of the Company’s Board of Directors.  Except as disclosed in the Company Reports filed prior to the Effective Date or as contemplated by the Company Agreements, the Company is not a party to any stockholder, voting or other agreements relating to the rights and obligations of the Company’s stockholders.  Except as disclosed in the Company Reports filed prior to the Effective Date or as contemplated by the Company Agreements, no Person has the right to require the Company to register any securities for sale under the Securities Act.

(e)           Subsidiaries.  The Company’s ownership interest in each of the Company’s Subsidiaries is as disclosed on Exhibit 21.01 of the Company’s Annual Report on Form 10-K filed on February 25, 2009.  Except as disclosed in the Company Reports or set forth on Schedule 2.1(e) hereto, the capital stock or membership interests directly or indirectly owned by the Company in each Subsidiary of the Company are owned free and clear of any and all material liens, security interest and any other material encumbrances or restrictions, and all of the outstanding shares of capital stock or membership interests of each Subsidiary of the Company are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.  Except as disclosed in the Company Reports, none of the Company or any of its Subsidiaries (i) has issued or is bound by any outstanding subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance or disposition of any shares of capital stock, voting securities or equity interests of any Subsidiary of the Company, and (ii) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock, voting securities or equity interests (or any options, warrants or other rights to acquire any shares of capital stock, voting securities or equity interests) of any Subsidiary of the Company.

4

(f)           No Conflicts.  Except as set forth on Schedule 2.1(f) hereto and assuming that all Consents and Governmental Approvals described in Section 2.1(g) have been obtained or made, neither the execution and delivery by the Company of the Company Agreements nor the performance by the Company of any of its obligations hereunder or thereunder, nor the consummation of the transactions contemplated hereby or thereby, will violate, conflict with, result in a breach, or constitute a default (with or without notice or lapse of time or both) under, give to others any rights of consent, termination, amendment, acceleration or cancellation of, (i) any provision of the governing documents of the Company or its Subsidiaries, (ii) the broadcast licenses or franchises to which the Company or any of its Subsidiaries is a party or by which any of their properties or assets are bound set forth on Schedule 2.1(f)(ii) hereto, (iii) any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, contract, instrument, permit or concession to which the Company or any of its Subsidiaries is a party or by which any of their properties or assets are bound, or (iv) any Law applicable to the Company or its Subsidiaries or to their properties or assets, except, with respect to clauses (iii) and (iv) above, to the extent that any of the foregoing would not have a Material Adverse Effect.

(g)           Consents and Approvals.  Except for (i) the Consents and Governmental Approvals set forth on Schedule 2.1(g) hereto and (ii) the Requisite Vote, no Consent or Governmental Approval is required on the part of the Company in connection with the execution and delivery of the Company Agreements or the consummation of the transactions contemplated hereby or thereby.

(h)           Company Reports.  The Company has timely filed all Company Reports.  As of their respective dates, the Company Reports complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) promulgated thereunder, and none of the Company Reports, including any financial statements or schedules included or incorporated by reference therein (the “Financial Statements”), at the time filed or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing made at least two Business Days prior to the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Financial Statements and the related notes have been prepared in accordance with accounting principles generally accepted in the United States, consistently applied, during the periods involved (except (i) as may be otherwise indicated in the Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for Quarterly Reports on Form 10-Q) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(i)           Brokers, Finders, etc.  All negotiations relating to this Agreement and the transactions contemplated by this Agreement have been carried on in such manner as to not give rise to any valid claim against Subscriber for any brokerage or finder’s commission, fee or similar compensation based upon arrangements made by or on behalf of the Company.

5

(j)           Regulation D.  Neither the Company nor any person acting on its behalf has offered to sell, or sold, the Subscription Shares by any form of general solicitation or general advertising (as those terms are used within the meaning of Regulation D (“Regulation D”) under the Securities Act).  Neither the Company nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering of the Subscription Shares to be integrated with any prior offering by the Company in a manner that could require the registration of the Subscription Shares under the Securities Act.

(k)           No Litigation.  There is no litigation pending or, to the knowledge of the Company, threatened against the Company, any officer or director of the Company, relating to the issuance by the Company of its shares or the other transactions contemplated by the Company Agreements.

(l)           Compliance with Law.  The Company and its Subsidiaries are in compliance in all material respects with all applicable Laws, including, as applicable, in compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended.  The Company represents and warrants that since (i) January 1, 2004, the Company has not, (ii) since the later of January 1, 2004 and the time a Subsidiary became a Subsidiary, each Subsidiary has not, and (iii) to the Company’s knowledge, each director, officer, agent, employee or other Person authorized to act on behalf of the Company or any of its Subsidiaries, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries has not used or promised to use, directly or indirectly, any funds for any unlawful contribution, gift, entertainment or other unlawful payment to any foreign or domestic government official or employee, or any political party, party official, political candidate or official of any public international organization.  No director, officer, agent, or senior manager of the Company is, to the knowledge of the Company after reasonable due diligence, a foreign or domestic government official or employee, except for such an official or employee in a governmental position that has no relevance to the business of the Company.

(m)           NASDAQ.  The Class A Common Shares are registered pursuant to Section 12(b) of the Exchange Act, and are listed on the NASDAQ Global Select Market (“NASDAQ”), and trading in the Class A Common Shares has not been suspended and the Company has taken no action designed to terminate the registration of the Class A Common Shares under the Exchange Act or to delist the Class A Common Shares from the NASDAQ.

(n)           Opinion of the Company’s Financial Advisor.  The Company’s Board of Directors has received an opinion from J.P. Morgan plc to the effect that, as of the date hereof, the Purchase Price to be received by the Company for the Subscription Shares is fair, from a financial point of view, to the Company.  The Company has delivered to Subscriber a true and complete copy of such opinion.

2.2.          Representations and Warranties of Subscriber.  Subscriber represents and warrants to the Company as follows:

6

(a)           Organization and Standing.  Subscriber is duly organized, validly existing and in good standing under the laws of Delaware.  Subscriber has all requisite power and authority to enter into the Company Agreements to which it is a party  and to consummate the transactions contemplated hereby and thereby.

(b)           Authorization, Execution and Delivery and Enforceability.  The execution and delivery by Subscriber of the Company Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of Subscriber.  Each of the Company Agreements to which it is a party has been duly executed and delivered by Subscriber and constitutes a valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar Laws in effect which affect the enforcement of creditor’s rights generally or (b) general principles of equity, whether considered in a proceeding at Law or in equity.

(c)           No Conflicts.  Neither the execution and delivery of the Company Agreements to which it is a party by Subscriber, nor the performance by Subscriber of any of its obligations hereunder or thereunder, nor the consummation of the transactions contemplated hereby or thereby, will violate, conflict with, result in a breach, or constitute a default (with or without notice or lapse of time or both) under, give to others any rights of consent, termination, amendment, acceleration or cancellation of  any provision of (i) the governing documents of Subscriber, (ii) any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, contract, instrument, permit, concession, franchise, license to which Subscriber or any of its Affiliates is a party or by which any of its properties or assets are bound, or (iii) any Law applicable to Subscriber or to its properties or assets which, in each case, would materially impair or delay the ability of Subscriber to consummate the transactions contemplated in the Company Agreements to which it is a party.

(d)           Consents and Approvals.  Except for the Consents and Governmental Approvals set forth on Schedule 2.2(d)(i), no Consent or Governmental Approval is required on the part of Subscriber or its Affiliates in connection with the execution and delivery of the Company Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.  Except as listed on Schedule 2.2(d)(ii) and as publicly disclosed, none of the Subscriber or any of its Affiliates is a party to any stockholder, voting or other agreements relating to the rights and obligations of the Company’s stockholders.

(e)           Brokers, Finders, etc.  All negotiations relating to this Agreement and the transactions contemplated by this Agreement have been carried on in such manner as to not give rise to any valid claim against the Company for any brokerage or finder’s commission, fee or similar compensation based upon arrangements made by or on behalf of Subscriber.

7

(f)           Purchase for Investment.  Subscriber acknowledges its understanding that the offering and sale of the Subscription Shares to be purchased pursuant hereto by Subscriber are intended to be exempt from registration under the Securities Act and that the Company is relying upon the truth and accuracy of Subscriber’s representations and warranties contained herein and Subscriber’s compliance with this Agreement in order to determine the availability of such exemptions and the eligibility of Subscriber to acquire the Subscription Shares in accordance with the terms and provisions of this Agreement.  In furtherance thereof, Subscriber represents and warrants to the Company that:

(i)           Subscriber is an accredited investor within the meaning of Regulation D promulgated under the Securities Act and, if there should be any change in such status prior to the Closing Date, Subscriber will immediately inform the Company of such change;

(ii)           Subscriber:  (A) has the financial ability to bear the economic risk of its investment in the Subscription Shares to be purchased pursuant hereto, (B) can bear a total loss of its investment therein at this time, (C) has no need for liquidity with respect to its investment therein, (D) has adequate means for providing for its current needs and contingencies, and (E) has such knowledge, experience and skill in evaluating and investing in issues of equity securities, including securities of new and speculative issuers, based on actual participation in financial, investment and business matters, such that it is capable of evaluating the merits and risks of an investment in the Company and the suitability of the Subscription Shares as an investment for itself; and

(iii)           Subscriber has been given the opportunity to conduct a due diligence review of the Company concerning the terms and conditions of the offering of the Subscription Shares to be purchased by Subscriber and other matters pertaining to an investment in the Subscription Shares, in order for Subscriber to evaluate the merits and risks of an investment in the Subscription Shares to be purchased by Subscriber to the extent the Company possesses such information or can acquire it without unreasonable effort or expense.

(g)           No Registration.  Subscriber has been advised that the Subscription Shares have not been registered under the Securities Act, or any non-U.S. securities, state securities or blue sky laws, and therefore cannot be resold unless they are registered under such laws or unless an exemption from registration thereunder is available.  Subscriber is purchasing the Subscription Shares for its own account for investment, and not with a view to, or for resale in connection with, the distribution thereof, and has no present intention of distributing or reselling any thereof.  In making the foregoing representations, Subscriber is aware that it must bear, and represents that Subscriber is able to bear, the economic risk of such investment for an indefinite period of time.

(h)           Restrictions on Shares.  Subscriber is aware of and familiar with the restrictions imposed on the transfer of any Subscription Shares, including, without limitation, the restrictions contained herein or in the Company’s Bye-laws, the exact form of Registration Rights Agreement (subject to Section 1.4 hereof) attached hereto as Exhibit B (the “Registration Rights Agreement”), the exact form of Investor Rights Agreement (subject to Section 1.4 hereof) attached hereto as Exhibit C (the “Investor Rights Agreement”) and the TW Voting Agreement.

8

ARTICLE III
COVENANTS

3.1.          Restrictive Legends.

(a)           Subscriber acknowledges and agrees that the Subscription Shares, any Class A Common Shares issued upon conversion of any Class B Subscription Shares, and any securities issued or issuable with respect to such shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, going private, tender offer, amalgamation, change of control, other reorganization or otherwise, shall bear restrictive legends in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OTHER THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION SPECIFIED IN AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CENTRAL EUROPEAN MEDIA ENTERPRISES LTD. (THE “COMPANY”) OR OTHERWISE AS PERMITTED BY LAW.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any such Subscription Shares or Class A Common Shares issued upon conversion of any Class B Subscription Shares upon which it is stamped, if such Subscription Shares or Class A Common Shares are registered for sale under an effective registration statement filed under the Securities Act or if such shares are proposed to be sold pursuant to an exemption from registration and the Company receives an opinion of counsel reasonably satisfactory to it with respect to compliance with such exemption.

(b)           The Subscription Shares, any Class A Common Shares issued upon conversion of any Class B Subscription Shares, and any securities issued or issuable with respect to such shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, going private, tender offer, amalgamation, change of control, other reorganization or otherwise, shall bear a restrictive legend in substantially the following form until the earlier of (i) such time as the Investor Rights Agreement shall have been terminated or (ii) such time as such shares (or the holder thereof) shall no longer be subject to the terms of the Investor Rights Agreement:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS CONTAINED IN AN INVESTOR RIGHTS AGREEMENT, DATED AS OF [•], 2009, BY AND AMONG THE COMPANY AND CERTAIN OF THE SHAREHOLDERS OF THE COMPANY, AS MODIFIED OR SUPPLEMENTED FROM TIME TO TIME (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY).  ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE THAT CONTRAVENE SUCH RESTRICTIONS SHALL BE NULL AND VOID.

9

(c)           The Class A Subscription Shares, any Class A Common Shares acquired by Subscriber upon conversion of the Class B Subscription Shares and any securities issued or issuable with respect to the Class A Subscription Shares or any such Class A Common Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, going private, tender offer, amalgamation, change of control, other reorganization or otherwise, shall bear an additional restrictive legend in substantially the following form until the earlier of (i) such time as the Registration Rights Agreement shall have been terminated or (ii) such time as such shares (or the holder thereof) shall no longer be subject to the terms of the Registration Rights Agreement:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS CONTAINED IN A REGISTRATION RIGHTS AGREEMENT, DATED AS OF [•], 2009, BY AND BETWEEN THE COMPANY AND TW MEDIA HOLDINGS LLC, AS MODIFIED OR SUPPLEMENTED FROM TIME TO TIME (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY). ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE THAT CONTRAVENE SUCH RESTRICTIONS SHALL BE NULL AND VOID.

(d)           The securities of the Company subject to the TW Voting Agreement, and any securities issued or issuable with respect to such securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, going private, tender offer, amalgamation, change of control, other reorganization or otherwise, shall bear a restrictive legend in substantially the following form until the earlier of (i) such time as the TW Voting Agreement shall have been terminated or (ii) such time as such shares (or the holder thereof) shall no longer be subject to the terms of the TW Voting Agreement:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS CONTAINED IN AN IRREVOCABLE VOTING DEED AND CORPORATE REPRESENTATIVE APPOINTMENT, DATED AS OF [•], 2009, BY AND AMONG THE COMPANY, RSL SAVANNAH LLC, RONALD S. LAUDER AND TW MEDIA HOLDINGS LLC, AS MODIFIED OR SUPPLEMENTED FROM TIME TO TIME (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY).

If required by Law, Subscriber agrees to comply with applicable prospectus delivery requirements in connection with any sale or transfer of the Subscription Shares, including those represented by a certificate(s) from which the legend has been removed.

10

3.2.          Covenants Pending Closing.  Except as set forth on Schedule 3.2, prior to the Closing, the Company shall conduct and shall cause its Subsidiaries to conduct their respective businesses in the ordinary course and shall not, and shall not permit its Subsidiaries to, without the prior written consent of Subscriber, (i) undertake any corporate action that would require the affirmative consent of Subscriber pursuant to the Investor Rights Agreement if such agreement were in effect on the Effective Date or (ii) acquire or agree to acquire (by way of merger, amalgamation, consolidation, tender offer, recapitalization, reorganization, scheme of arrangement or other transaction or any purchase of 20% or more of the assets, equity interests, capital stock or securities convertible into equity interests or capital stock) Media Pro Management S.A., Media Pro B.V. or any successor entities thereto or subsidiaries thereof.  The Company shall promptly advise Subscriber of any action or event of which it becomes aware which has the effect of making materially incorrect any of such representations or warranties or which has the effect of rendering any of such covenants incapable of performance.

3.3.          Limits on Additional Issuances.  Neither the Company nor any of its Subsidiaries shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that could be integrated with the sale of the Subscription Shares in a manner that could require the registration of the Subscription Shares under the Securities Act.

3.4.          Consents and Approvals.

(a)           From and after the date hereof, the Company shall use its reasonable best efforts to obtain as promptly as practicable the Consents and Governmental Approvals required on the part of the Company in connection with the transactions contemplated by the Company Agreements.  The fees and expenses related to obtaining such Consents and Governmental Approvals on the part of the Company shall be paid by the Company.

(b)           From and after the date hereof, Subscriber shall use its reasonable best efforts to obtain as promptly as practicable the Consents and Governmental Approvals required on the part of Subscriber in connection with the transactions contemplated by the Company Agreements to which it is a party.  The fees and expenses related to obtaining such Consents and Governmental Approvals on the part of Subscriber shall be paid by Subscriber.

3.5.          Securities Laws.  The Company shall timely make all filings and reports relating to the offer and sale of the Subscription Shares required under applicable securities Laws, including any “blue sky” laws of the states of the United States.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 3.5.

3.6.          Use of Proceeds.  The proceeds received by the Company from the issuance and sale of the Subscription Shares shall be used by the Company to finance acquisitions and for other general corporate purposes.

11

3.7.          Proxy Material; Company Stockholder Meeting.  The Company shall (a) as promptly as reasonably practicable after the date hereof (but in any event within ten (10) Business Days of the Effective Date) prepare and file with the SEC a preliminary proxy statement (as amended and supplemented, the “Company Proxy Statement”) relating to the general meeting of the stockholders of the Company to be held to consider the issuance of the Subscription Shares (the “Company Stockholders Meeting”), (b) respond as promptly as reasonably practicable to any comments received from the SEC with respect to such filings and shall provide copies of such comments to Subscriber promptly upon receipt, (c) as promptly as reasonably practicable prepare and file any amendments or supplements necessary to be filed in response to any SEC comments or as required by Law, (d) use all reasonable efforts to have cleared by the SEC and thereafter mail to its stockholders as promptly as reasonably practicable, the Company Proxy Statement and all other customary proxy or other materials for meetings such as the Company Stockholders Meeting, (e) to the extent required by applicable Law, as promptly as reasonably practicable prepare, file and distribute to the Company stockholders (in the case of the Company Proxy Statement) any supplement or amendment to the Company Proxy Statement if any event shall occur which requires such action at any time prior to the Company Stockholders Meeting, and (f) otherwise use all reasonable efforts to comply with all requirements of Law applicable to the Company Stockholders Meeting.  The Company shall provide Subscriber a reasonable opportunity to review and, solely with respect to those portions of the Company Proxy Statement  that contain descriptions of the Company Agreements and the transactions contemplated thereby, comment upon the Company Proxy Statement, or any amendments or supplements thereto, prior to filing the same with the SEC.  The Company Proxy Statement shall include, among other things, the recommendation of the Company’s Board of Directors that the Company stockholders vote in favor of the approval of the issuance of the Subscription Shares and the other transactions contemplated by the Company Agreements and the Company’s Board of Directors shall take all reasonable lawful action to solicit the Requisite Vote.

ARTICLE IV
CONDITIONS TO THE STOCK PURCHASE

4.1.          Conditions to the Obligations of Subscriber.  The obligation of Subscriber to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver by Subscriber on or prior to the Closing Date of the following conditions:

(a)           No Injunction, etc.  Consummation of the transactions contemplated hereby shall not have been restrained, enjoined or otherwise prohibited or made illegal by any applicable Law.

(b)           Representations and Warranties.  (i) The representations and warranties of the Company contained in this Agreement that are contained in Sections 2.1(a), 2.1(b), 2.1(c), 2.1(d) and 2.1(e) or are qualified as to materiality or Material Adverse Effect shall be true at and as of the date hereof and at and as of the Closing Date as if made at and as of such date (except, in each case, as to such representations and warranties made as of a specific date, which shall have been true at and as of such date) and (ii) the other representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall be true in all material respects at and as of the date hereof and at and as of the Closing Date as if made at and as of such date (except, in each case, as to such representations and warranties made as of a specific date, which shall have been true at and as of such date), and Subscriber shall have received a certificate signed by an officer of the Company to the foregoing effect.

12

(c)           Material Adverse Change.  There shall not have been a Material Adverse Change from the Effective Date to the Closing Date, and Subscriber shall have received a certificate signed by an officer of the Company to the foregoing effect.

(d)           Performance of Obligations.  The Company shall have performed and complied with all of the obligations and conditions in this Agreement required to be performed or complied with by it on or prior to the Closing Date, and Subscriber shall have received a certificate signed by an officer of the Company to the foregoing effect.

(e)           Issuance of Subscription Shares.  The Company shall issue the Subscription Shares to Subscriber.

(f)           Other Agreements.  The Company and each other party thereto (other than Subscriber) shall have executed and delivered each of the Company Agreements.

(g)           Consents and Governmental Approvals.  The parties shall have received all Consents and Governmental Approvals set forth on Schedule 4.1(g).

(h)           NASDAQ Qualification.  The Subscription Shares and the Class A Common Shares reserved for issuance upon conversion of the Class B Subscription Shares shall have been approved for listing on NASDAQ, subject to official notice of issuance.  The Class A Common Shares shall not have been delisted on NASDAQ.

(i)           Shareholder Approval.  The Requisite Vote shall have been obtained.

(j)           TW Designated Director.  The individual designated in a written notice delivered by TW to the Company at least ten (10) Business Days’ prior to the Closing shall have been elected to the Board of Directors of the Company effective as of the Closing and  the individual designated in a written notice delivered by TW to the Company prior to the Closing shall have the right to attend meetings of the Board of Directors of the Company and participate at such meetings of the Board of Directors of the Company as a non-voting observer.

4.2.          Conditions to the Obligations of the Company.  The obligation of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver by the Company on or prior to the Closing Date of the following conditions:

(a)           No Injunction, etc.  Consummation of the transactions contemplated hereby shall not have been restrained, enjoined or otherwise prohibited or made illegal by any applicable Law.

(b)           Representations and Warranties.  (i) The representations and warranties of Subscriber contained in this Agreement that are contained in Sections 2.2(a) and 2.2(b) or are qualified as to materiality shall be true at and as of the date hereof and at and as of the Closing Date as if made at and as of such date (except, in each case, as to such representations and warranties made as of a specific date, which shall have been true at and as of such date) and (ii) the other representations and warranties of Subscriber contained in this Agreement and in any certificate or other writing delivered by Subscriber pursuant hereto shall be true in all material respects at and as of the date hereof and at and as of the Closing Date as if made at and as of such date (except, in each case, as to such representations and warranties made as of a specific date, which shall have been true at and as of such date), and the Company shall have received a certificate signed by an authorized officer of Subscriber to the foregoing effect.

13

(c)           Performance of Obligations.  Subscriber shall have performed and complied with all of the obligations and conditions in this Agreement required to be performed or complied with by it on or prior to the Closing Date, and the Company shall have received a certificate signed by an authorized officer of Subscriber to the foregoing effect.

(d)           Payment of Purchase Price.  Subscriber shall have paid the Purchase Price to the Company.

(e)           Other Agreements.  Each of Subscriber, RSL Savannah and Ronald S. Lauder, as applicable, shall have executed and delivered the Company Agreements.

(f)           Consents and Governmental Approvals.  The parties shall have received all Consents and Governmental Approvals set forth on Schedule 4.1(g).

(g)           Shareholder Approval.  The Requisite Vote shall have been obtained.

ARTICLE V
INDEMNIFICATION

5.1.          Survival of Representations and Warranties.  All representations and warranties under this Agreement shall survive the Closing until the expiration of one (1) year following the Closing Date.  All agreements and covenants contained in this Agreement shall survive the Closing indefinitely (except to the extent expressly provided in this Agreement).

5.2.          Indemnification.

(a)           Notwithstanding any investigation at any time made by or on behalf of Subscriber or any Subscriber Indemnified Persons or any knowledge or information that Subscriber or any Subscriber Indemnified Person may now have or hereafter obtain, the Company shall indemnify, defend and hold harmless Subscriber and Subscriber’s members, officers, directors, employees, agents, Affiliates and representatives (collectively with Subscriber, the “Subscriber Indemnified Persons”) against any and all losses, liabilities, damages, diminution in value of the Subscription Shares (other than diminution in value of the Subscription Shares suffered or sustained in the case of any indemnity obligations solely pursuant to clause (iii) of this Section 5.2(a)) and expenses, including all reasonable costs and expenses related thereto or incurred in enforcing this Article V (“Losses”), that any Subscriber Indemnified Person has suffered or sustained (i) arising directly from the breach of any of the representations or warranties of the Company contained in this Agreement, (ii) arising directly from the breach of any covenant or agreement of the Company contained in this Agreement or (iii) arising directly from any action, suit, claim, proceeding or investigation instituted against such Subscriber Indemnified Person by any Governmental Entity, any holder of equity securities of the Company who is not an Affiliate of such Subscriber Indemnified Person or any other Person (other than the Company) who is not an Affiliate of such Subscriber Indemnified Person relating to this Agreement or the transactions contemplated by the Company Agreements (unless (x) such action resulted from a breach of such Subscriber Indemnified Person’s representations, warranties or agreements contained in any Company Agreement or any violations by such Subscriber Indemnified Person of state or federal securities laws or any conduct by such Subscriber Indemnified Person which constitutes fraud or (y) such action is brought by Ronald S. Lauder or any of his Affiliates directly against such Subscriber Indemnified Person), it being understood that, for purposes of this Section 5.2(a), such Subscriber Indemnified Person shall not be entitled to indemnification for Losses for diminution in value of the Subscription Shares if the transactions contemplated by this Agreement are not consummated.

14

(b)           From and after the Closing Date, and notwithstanding any investigation at any time made by or on behalf of the Company or any Company Indemnified Persons or any knowledge or information that the Company or any Company Indemnified Person may now have or hereafter obtain, Subscriber shall indemnify, defend and hold harmless the Company and its officers, directors, employees, agents and representatives (collectively, the “Company Indemnified Persons” and together with the Subscriber Indemnified Persons, the “Indemnified Persons”) against any and all Losses that any Company Indemnified Person has suffered or sustained (i) arising from the breach of any of the representations or warranties of Subscriber contained in this Agreement or (ii) arising from the breach of any covenant or agreement of Subscriber contained in this Agreement and none of the Company Indemnified Persons shall be liable to the Subscriber or any holder of equity securities of Subscriber for or with respect to any such loss.

(c)           The parties hereto hereby acknowledge and agree that for purposes of this Article V in determining whether any representation or warranty has been breached and for purposes of determining the amount of Losses resulting therefrom, any and all “Material Adverse Effect,” “material adverse effect,” “materiality” and similar exceptions and qualifiers set forth in any such representations and warranties shall be disregarded.  The parties hereto hereby further acknowledge and agree that any claim for indemnification made in writing in accordance with the terms of this Article V on or prior to the applicable expiration date with respect to any such claim as set forth herein shall survive the Closing and any such applicable expiration date until the final resolution thereof.

15

(d)           In the case of any claim asserted by an Indemnified Person under this Agreement, notice shall be given by such Indemnified Person to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Person has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Person shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any litigation resulting therefrom, provided that (i) counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Person, and the Indemnified Person may participate in such defense at such Indemnified Person’s expense and (ii) the failure of any Indemnified Person to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement, except to the extent that such failure results in a lack of actual notice to the Indemnifying Party and such Indemnifying Party is materially prejudiced as a result of such failure to give notice.  Any settlement or compromise of such asserted claim by the Indemnifying Party shall require the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, conditioned or delayed, provided that no such consent shall be required as long as it is solely a monetary settlement (that will be paid entirely by the Indemnifying Party) that provides a full release of the Indemnified Person with respect to such matter and does not contain an admission of liability on the part of the Indemnified Person and will not have an ongoing adverse affect on the business or operations of the Indemnified Person.

(e)           Absent fraud, willful misconduct or gross negligence by the party against whom a remedy is sought, from and after the Closing, the sole and exclusive remedies with respect to any and all claims relating to the subject matter of this Agreement shall be (a) monetary damages in accordance with the indemnification provisions set forth in Article V and (b) the remedies set forth in Section 7.7.

(f)           Notwithstanding any provision herein to the contrary, the maximum liability of the Company with respect to the losses suffered by the Subscriber Indemnified Person as a result of any breach of any representation or warranty shall be an aggregate amount equal to the Purchase Price; provided that the Company will be required to indemnify any Subscriber Indemnified Person for any breaches of representations and warranties only if such losses in the aggregate exceed US $4,225,000 and then only to the extent such losses exceed such amount.

(g)           Notwithstanding any other provision of this Agreement, the liability for indemnification of any Indemnifying Party under this Agreement shall not include consequential, indirect, punitive or exemplary damages.  The foregoing shall not limit in any respect any claim based on diminution of value of the Subscription Shares or of the Class A Common Shares issuable upon conversion of any Class B Subscription Shares arising directly from a breach giving rise to such indemnification obligation of the Indemnifying Party.

(h)           Any indemnification of an Indemnified Person by an indemnifying person pursuant to this Section shall be effected by wire transfer of immediately available funds from the Indemnifying Party to an account designated by the Indemnified Person within 15 days after the determination thereof.

ARTICLE VI
TERMINATION

6.1.          Termination.  This Agreement may be terminated at any time prior to the Closing (TW shall have the right to enforce all rights of Subscriber arising pursuant to this Section 6.1):

16

(a)           by the mutual written consent of the Company and Subscriber;

(b)           by either the Company or Subscriber if the Closing has not occurred on or before December 31, 2009, provided that the right to terminate this Agreement under this clause (b) will not be available to any party whose failure to fulfill in any material respect any obligation under this Agreement has been the cause of, or resulted in, the failure of such Closing to occur on or before such date;

(c)           by either the Company or Subscriber if any Governmental Entity shall have issued an injunction or other ruling prohibiting the consummation of any of the transactions contemplated by this Agreement and the Company Agreements and such injunction or other ruling shall not be subject to appeal or shall have become final and unappealable;

(d)           by Subscriber if the Company shall have materially breached the terms of this Agreement and such breach is not cured within twenty (20) Business Days after receiving notice thereof; or

(e)           by the Company if Subscriber shall have materially breached the terms of this Agreement and such breach is not cured within twenty (20) Business Days after receiving notice thereof.

6.2.          Effect of Termination.  In the event that this Agreement is terminated under Section 6.1, all further obligations of the parties under this Agreement, other than pursuant to this Section 6.2 and Article VII, will be terminated without further liability of any party to any other party, provided that such termination will not relieve any party from liability for its breach of this Agreement prior to such termination.

ARTICLE VII
DEFINITIONS AND MISCELLANEOUS

7.1.          Definitions.  As used in this Agreement, the following capitalized terms have the respective meanings set forth below:

(a)           “Affiliate” of any Person, means any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person.  As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) ); provided, however that Subscriber shall not be deemed to be an “Affiliate” of either Ronald S. Lauder or RSL Savannah for any purpose hereunder.

(b)           “Business Day” means a day, not being a Saturday or Sunday, when banks are open in London (England) and New York (United States) for commercial business.

17

(c)           “Class A Common Shares” means the shares of Class A Common Stock, par value $0.08 per share, of the Company, having such rights associated with such Class A Common Stock as set forth in the governing documents of the Company.

(d)           “Class B Common Shares” means the shares of Class B Common Stock, par value $0.08 per share, of the Company, having such rights associated with such Class B Common Stock as set forth in the governing documents of the Company.

(e)           “Company Agreements” means collectively, this Agreement, the Registration Rights Agreement, the TW Voting Agreement and the Investor Rights Agreement.

(f)           “Company Reports” means the reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act after January 1, 2006.

(g)           “Consents” means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, certificate, exemption, order, registration, declaration, filing, report or notice of, with or to any Person.

(h)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)           “Governmental Approvals” means any Consent of, made with or obtained from, any Governmental Entity.

(j)           “Governmental Entity” means any nation or government or multinational body, any state, agency, commission, or other political subdivision thereof or any entity (including a court) exercising executive, legislative, judicial or administration functions of or pertaining to government, any stock exchange or self regulatory entity supervising, organizing and supporting any stock exchange.

(k)           “Laws” means all laws, statutes, ordinances, rules, regulations, judgments, injunctions, orders and decrees.

18

(l)           “Material Adverse Effect” or “Material Adverse Change” means, with respect to the Company, any effect, event, development or change that, individually or together with any other event, development or change, is or is reasonably expected to (A) be materially adverse to  the business, assets, results of operations or financial condition of the Company and the Company’s Subsidiaries, taken as a whole or (B) prevent or materially impair or materially delay the ability of the Company to consummate the transactions contemplated by the Company Agreements or to otherwise perform its obligations under the Company Agreements; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been, a Material Adverse Effect or a Material Adverse Change:  (a) a change in the market price or trading volume of the Class A Common Shares (provided that the underlying changes, events, occurrences, state of facts or developments that caused or contributed to any such change may otherwise be taken into consideration in determining whether a Material Adverse Effect or Material Adverse Change has occurred); (b) (i) changes in conditions in the global economy, the economies of the countries in which the Company and the Company’s Subsidiaries operate or the capital or financial markets generally, including changes in exchange rates; (ii) changes in applicable Laws (provided that such changes in Laws do not result in the cancellation of any broadcast license(s) or franchise(s) to which the Company or any of its Subsidiaries is a party or by which any of their properties or assets are bound as set forth on Schedule 2.1(f)(ii) the cancellation of which would be material as indicated therein) or national or international political conditions (including hostilities or terrorist attack); or (iii) changes generally affecting the industry in which the Company and the Company’s Subsidiaries operate; in each case with respect to clauses (i), (ii) and (iii), to the extent such changes or developments referred to therein do not have a disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to other industry participants; (c) changes in United States generally accepted accounting principles or other accounting principles after the Effective Date; (d) the negotiation, execution, announcement or pendency of this Agreement or the transactions contemplated hereby or the consummation of the transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, vendors, lenders, mortgage brokers, investors, venture partners or employees, to the extent such changes or developments can be directly attributed to the announcement or performance of the Company Agreements and the transactions contemplated thereby; (e) natural disasters; (f) any affirmative action knowingly taken by Subscriber that could reasonably be expected to give rise to a Material Adverse Effect (without giving effect to this clause (f) in the definition thereof); (g) any action taken by the Company at the request or with the express consent of Subscriber; and (h) with respect to Section 4.1(c) only, any adverse effect, event, development or change to the business, results of operations or financial condition of the Company or the Company’s Subsidiaries that is cured before the Closing Date.

(m)           “Person” means any individual, corporation, partnership, limited liability company, association or trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

(n)           “Requisite Vote” means the approval of the issuance of the Subscription Shares by a majority of the votes cast by the holders of the Class A Common Shares and the Class B Common Shares entitled to vote thereon, voting together as a single class.

(o)           “Subsidiary” means, with respect to any Person, another Person of which 50% or more of the voting power of the equity securities or equity interests is owned, directly or indirectly, by such Person.

7.2.          Notices.  All notices, consents, requests, instructions, approvals and other communications provided for in this Agreement shall be in writing and shall be deemed validly given upon personal delivery or one day after being sent by overnight courier service or on the date of transmission if sent by facsimile (so long as for notices or other communications sent by facsimile, the transmitting facsimile machine records electronic conformation of the due transmission of the notice), at the following address or facsimile number, or at such other address or facsimile number as a party may designate to the other parties:

19

if to the Company, to:

Central European Media Enterprises Ltd.
c/o CME Development Corporation
81 Aldwych, London WC2B 4HN
United Kingdom
Attention:  General Counsel
Facsimile: +44 20 7430 5403

with a copy to (which shall not constitute notice):

Dewey & LeBoeuf LLP
1301 Avenue of the Americas
New York, NY 10019
Attention:  John J. Altorelli
    Jeffrey A. Potash
Facsimile:  + 1 212 259 6333

if to Subscriber, to:

TW Media Holdings LLC
c/o Time Warner
One Time Warner Center
New York, NY 10019
Attention:  General Counsel
Facsimile: 212-484-7167
Attention:  Senior Vice President - Mergers and Acquisitions
Facsimile: 212-484-7299

with copies to (which shall not constitute notice):

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attention: Gregory B. Astrachan
   William H. Gump
Facsimile: +1 212 728 8111

Ronald S. Lauder
767 Fifth Avenue, Suite 4200
New York, NY 10153
Facsimile: + 1 212 572 4093

Latham & Watkins LLP
885 Third Avenue
New York, NY 10022
Attention:  Raymond Y. Lin
    Taurie M. Zeitzer
Facsimile:  + 1 212 751 4864

20

7.3.          Amendment.  This Agreement may be amended, modified or supplemented only by a written instrument executed by each of the parties hereto.

7.4.          Assignment.  Except as permitted herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable or otherwise transferable by either party hereto (whether by operation of Law or otherwise) without the prior written consent of the other party hereto.

7.5.          Applicable Law; Consent to Jurisdiction.

(a)           THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK, NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (EACH, A “NEW YORK COURT”), AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF.  EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF TO SUCH PARTY BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN SECTION 7.2.  THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

7.6.          Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER IN THIS SECTION 7.6.

21

7.7.          Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms of were otherwise breached.  It is accordingly agreed that the parties shall be entitled to, in addition to the other remedies provided herein, specific performance of this Agreement and to enforce specifically the terms and provisions of this Agreement in any New York Court in addition to the other remedies to which such parties are entitled.

7.8.          Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.  This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile or electronic transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

7.9.          Expenses.  Each party will be responsible for its own fees and expenses related to this Agreement and the transactions contemplated hereby.

7.10.        Successors and Assigns.  This Agreement shall inure to the benefit of the parties, and shall be binding upon the parties and their respective successors, permitted assigns, heirs and legal representatives.

7.11.        No Third Party Beneficiaries.  Except as contemplated under Article V, nothing in this Agreement will confer any rights upon any person that is not a party or a successor or permitted assignee of a party to this Agreement.

7.12.        Entire Agreement.  This Agreement, together with the Registration Rights Agreement, the Investor Rights Agreement, the TW Voting Agreement and that certain letter agreement by and among Ronald S. Lauder and Subscriber, dated as of the date hereof (the “TW-Lauder Letter Agreement”), contain the entire agreement of the parties with respect to the subject matter hereof and supersede all other prior agreements, understandings, statements, representations and warranties, oral or written, express or implied, between the parties and their respective Affiliates, representatives and agents in respect of such subject matter.

7.13.        TW Voting Agreement.  In the event of any inconsistency or conflict between this Agreement and the TW Voting Agreement with respect to the voting of the Subscription Shares, each party hereto agrees that the TW Voting Agreement shall prevail to the extent of such inconsistency or conflict.

22

7.14.        Construction.  Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine, and neuter.  All references to Articles and Sections refer to articles and sections of this Agreement, and all references to Exhibits and Annexes are to exhibits and annexes attached hereto, each of which is made a part hereof for all purposes.  Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision will be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any Affiliate of such Person.  All accounting terms used herein and not otherwise defined herein will have the meanings accorded them in accordance with U.S. generally accepted accounting principles and, except as expressly provided herein, all accounting determinations will be made in accordance with such accounting principles in effect from time to time.  Unless the context otherwise requires: (i) a reference to a document includes all amendments, restatements or supplements to, or replacements or novations of, that document; (ii) the use of the terms “include” and “including” mean “include, without limitation” and “including, without limitation”, respectively; (iii) the word “or” shall be disjunctive but not exclusive; (iv) unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date; provided, that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date (for example, one month following February 18 is March 18, and one month following March 31 is May 1); and (v) a reference to a statute, regulations, proclamation, ordinance or by-law includes all statutes, regulations, proclamation, ordinances or by-laws amending, consolidating or replacing it, whether passed by the same or another Governmental Entity with legal power to do so, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under the statute.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

7.15.        Descriptive Headings.  The headings of the articles, sections and subsections of this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof or affect the interpretation hereof.

7.16.        Severability.  Every term and provision of this Agreement is intended to be severable.  If any term or provision hereof is illegal or invalid for any reason whatsoever, such term or provision will be enforced to the maximum extent permitted by law and, in any event, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

7.17.        Limitation on Enforcement of Remedies.  The Company hereby agrees that it will not assert against the members of Subscriber any claim it may have under this Agreement by reason of any failure or alleged failure by Subscriber to meet its obligations hereunder.  The foregoing shall not limit any claims or remedies against any Persons that the Company may assert under the TW Voting Agreement, the Registration Rights Agreement or the Investor Rights Agreement.

[SIGNATURE PAGE FOLLOWS]

23

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CENTRAL EUROPEAN MEDIA
ENTERPRISES LTD.

By:	/s/ Wallace Macmillan
Name: Wallace Macmillan
Title: CFO

Signature page to Subscription Agreement

TW MEDIA HOLDINGS LLC

By:	/s/ James E. Burtson
Name: James E. Burtson
Title: Senior Vice President

Signature page to Subscription Agreement

EXHIBIT A

IRREVOCABLE VOTING DEED AND
CORPORATE REPRESENTATIVE APPOINTMENT

This IRREVOCABLE VOTING DEED AND CORPORATE REPRESENTATIVE APPOINTMENT (this “Deed”) is made on [•], 2009, by and among (1) RSL Savannah LLC, a Delaware limited liability company (“RSL Savannah”) (RSL Savannah together with all RSL Permitted Transferees (including Ronald S. Lauder (“RSL”)) and their respective successors, permitted assigns, heirs and legal representatives are herein referred to as the “RSL Investors”), (2) TW Media Holdings LLC, a Delaware limited liability company (“TW”) (TW together with all TW Permitted Transferees and their respective successors, permitted assigns, heirs and legal representatives are herein referred to as the “TW Investors”) and (3) Central European Media Enterprises Ltd., a Bermuda company (the “Company”).  Each capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Investor Rights Agreement, dated as of the date hereof, by and among RSL, RSL Savannah, RSL Investment LLC, a Delaware limited liability company, RSL Investments Corporation, a Delaware corporation, TW, the Company and the other parties set forth therein (as such may amended, modified, or supplemented from time to time, the “Investor Rights Agreement”).

Recitals.

WHEREAS, the Company and TW are parties to the TW Subscription Agreement, dated as of March 22, 2009, pursuant to which the Company has, at the same time as entering into this Deed, issued to TW four million five hundred thousand (4,500,000) Class B Common Shares (the “TW Class B Common Shares”) and fourteen million five hundred thousand (14,500,000) Class A Common Shares (the “TW Class A Common Shares” and, together with the TW Class B Common Shares, the “TW Shares”), on the terms and conditions set forth in the TW Subscription Agreement;

WHEREAS, RSL is the sole member of RSL Savannah LLC;

WHEREAS, TW hereby agrees that RSL Savannah or such other Permitted Holder (as defined below) as RSL Savannah may from time to time nominate for such purpose (the “Voting Rights Holder”) shall have the exclusive right, and RSL Savannah hereby accepts such right, on the terms and conditions set forth herein, to exercise the power to vote, except in connection with any action, vote or consent to be taken or given in respect of the exclusions to the appointment described in Section 4 below, (a) any and all TW Shares owned by the TW Investors, (b) any and all Class A Common Shares, Class B Common Shares or any other Equity Securities owned by the TW Investors that any TW Investor may acquire hereafter and (c) any Equity Securities owned by the TW Investors issued or issuable in exchange for or with respect to or otherwise deriving from any such TW Shares, Class A Common Shares, Class B Common Shares or such other Equity Securities, whether (i) by way of dividend, split, subdivision, conversion or consolidation of shares or (ii) in connection with a reclassification, recapitalization, amalgamation, merger, consolidation, going private, tender offer, change of control, other reorganization or similar transaction, and in each case in clauses (a) through (c) above, whether owned beneficially or of record, after the date hereof (including, without limitation, all Class A Common Shares and/or Class B Common Shares Transferred to any TW Investor by an RSL Investor or an Affiliate thereof) (collectively, the “Subject Shares”);

1

WHEREAS, in connection therewith, the parties hereto desire to enter into this Deed to provide for certain matters with respect to voting of the Subject Shares; and

WHEREAS, TW hereby agrees and acknowledges that the entry by it into this Deed, on the terms and conditions set forth herein, is a condition to the entry by the Company into the TW Subscription Agreement.

NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           Right to Vote the Subject Shares.  Effective as of the Closing Date, each TW Investor hereby irrevocably agrees in relation to the Subject Shares that the Voting Rights Holder shall be entitled to exercise, in its absolute discretion and to the exclusion of the TW Investors in respect of the Subject Shares, all the voting rights of each of the TW Investors with respect to the Subject Shares  (the “TW Voting Rights”) until such time as this Deed terminates in accordance with its terms; provided, however, that the TW Voting Rights with respect to the Subject Shares shall remain with the TW Investors in connection with any action, vote or consent to be taken or given in respect of the exclusions to the appointment described in Section 4 below (only to the extent of such exclusion and only in respect of the Subject Shares).  The Voting Rights Holder shall take any and all steps that it deems reasonably necessary in order to carry out its appointment hereunder and TW hereby agrees to take, and agrees to procure that each TW Investor takes, upon the request of the Voting Rights Holder, such further action and to execute and to cause to be executed such other instruments as necessary to effectuate the intent of this Deed.  TW hereby irrevocably undertakes, to the Voting Rights Holder and the Company, and agrees to procure that each TW Investor undertakes to the Voting Rights Holder and the Company, not to appoint any Person (other than a Voting Rights Holder) as its representative, proxy or attorney to attend any general meeting of the Company or to sign any written resolution of shareholders of the Company or otherwise to exercise any of the TW Voting Rights except, with respect to the Subject Shares only, in connection with any action, vote or consent to be taken or given in respect of the exclusions to the appointment described in Section 4 below (only to the extent of such exclusion and only in respect of the Subject Shares).  Prior to the Transfer of any Subject Shares, to the fullest extent permitted by applicable Law in the case of any Involuntary Transfer, TW shall cause any TW Permitted Transferee of any Subject Shares, as a condition of its receipt of the Subject Shares, to execute a joinder to this Deed in the form attached hereto as Exhibit A, whereby such transferee agrees to be bound by this Deed, and to be treated as, and be entitled to the benefits of, and subject to the obligations and restrictions applicable to, TW and a TW Investor for all purposes of this Deed.  The Company shall be entitled to refuse to (i) register any Transfer of any Subject Shares if the relevant recipient has not executed such a joinder to this Deed and (ii) recognize any vote not in accordance with the terms of this Deed.

2

2.           Irrevocable Appointment of Representative.  Effective as of the Closing Date, as security for their respective obligations hereunder, and subject to the provisions of Section 5 herein, each TW Investor hereby irrevocably (to the fullest extent permitted by Bermuda Law) constitutes and appoints (and will procure that each registered holder from time to time of any of the Subject Shares will constitute and appoint), except in connection with any action, vote or consent to be taken or given in respect of the exclusions to the appointment described in Section 4 below (only to the extent of such exclusion), the Voting Rights Holder’s designee (which designee shall be a Person set forth on Schedule B hereto) as the true and lawful corporate representative of each TW Investor (the “Representative”), to the fullest extent of each such Person’s voting rights with respect to the Subject Shares held by them, until such time as this Deed terminates in accordance with its terms.  It is acknowledged that the appointment of the Representative under this Deed takes effect as a corporate representative appointment for the purposes of the Bye-laws of the Company.

3.           Power to Appoint Proxy.  Effective as of the Closing Date, and subject to Section 5 below, each TW Investor hereby irrevocably authorizes the Voting Rights Holder to appoint from time to time on its behalf any of the Persons set forth on Schedule B hereto as its true and lawful proxy that shall be deemed to be coupled with a proprietary interest of the Voting Rights Holder (the “Proxies”), to exercise the TW Voting Rights, except in connection with any action, vote or consent to be taken or given in respect of the exclusions to the appointment described in Section 4 below (only to the extent of such exclusion).  Such power shall continue until such time as this Deed terminates in accordance with its terms.  As further security for their respective obligations hereunder each TW Investor hereby constitutes and appoints (and will procure that each registered holder from time to time of any of the relevant Subject Shares will constitute and appoint) the Voting Rights Holder as its lawful attorney in fact with power to appoint and execute proxies to vote on its behalf at any general meeting of the Company in respect of any and all Subject Shares owned by it from time to time and to sign any shareholder resolutions in lieu of a meeting and any other consents or waivers in relation to any or all such Subject Shares and to sign and give any required notices of the appointments under this Deed, except in connection with any action, vote or consent to be taken or given in respect of the exclusions to the appointment described in Section 4 below.

4.           Exclusions to the Appointments.  The rights to vote 50% of the TW Class A Common Shares and 50% of the TW Class B Common Shares (and 50% of all Equity Securities owned by the TW Investors issued or issuable in exchange for or with respect to or otherwise deriving from the TW Class A Common Shares and the TW Class B Common Shares, respectively, whether (i) by way of dividend, split, subdivision, conversion or consolidation of shares or (ii) in connection with a reclassification, recapitalization, merger, consolidation, going private, tender offer, amalgamation, change of control, other reorganization or similar transaction) and any other Class A Common Shares acquired by a TW Investor after the date hereof (collectively, the “TW Excluded Shares”) and the appointment of the Representative and the Proxies related to the TW Excluded Shares pursuant to this Deed shall not apply to any action, vote or consent to be taken or given by any TW Investor in respect of any Change of Control Transaction.  For the avoidance of doubt, the Voting Rights Holder shall have the sole right to vote, and the Proxies will apply to, with respect to a Change of Control Transaction, any Class B Common Shares that were Transferred to any TW Investor by any RSL Investor pursuant to the Investor Rights Agreement.  The rights to vote the Subject Shares and the appointment of the Representative and the Proxies related to the Subject Shares pursuant to this Deed shall not apply to any action, vote or consent to be taken or given by any TW Investor in respect of any actions of the Company described in Section 6.2(a) of the Investor Rights Agreement.  The voting of the Subject Shares pursuant to this Deed, shall be subject to the obligations of the RSL Investors set forth in Section 6.1 of the Investor Rights Agreement.

3

5.           Provisions applying to the Voting Rights Holder.

5.1         The Voting Rights Holder shall at all times be a “Permitted Holder.”  For the purposes of this Deed, a “Permitted Holder” means (a) RSL Savannah, (b) RSL and (c) any Person in the same Group as RSL for so long as such Person remains in the same Group as RSL, provided that such Person is also a “Permitted Holder” under each of the agreements set forth on Schedule A hereto (as such term is defined therein).

5.2         RSL Savannah hereby warrants and represents to the other parties hereto that RSL Savannah is, on the date hereof, a Permitted Holder.

5.3         RSL Savannah hereby undertakes to procure that at all times the TW Voting Rights are exercised by or on the instructions of a Permitted Holder.

5.4         Each of RSL and the Voting Rights Holder shall jointly and severally indemnify and hold harmless the TW Investors against any and all losses, liabilities, damages and expenses (including all reasonable costs and expenses related thereto or incurred in enforcing this Section 5.4) suffered or sustained by the TW Investors arising from claims asserted by any Person with respect to the exercise of the TW Voting Rights by the Voting Rights Holder; provided, however, that under no circumstances shall RSL or the Voting Rights Holder have any obligation to indemnify or hold harmless the TW Investors for any losses, liabilities, damages or expenses arising from (x) any claims asserted by the TW Investors or any of their Affiliates or (y) the exercise of the TW Voting Rights by any Person (including the TW Investors) other than the Voting Rights Holder; provided, further, that the provisions of clauses (x) and (y) above shall not limit any right of the TW Investors to make a claim for a breach of this Deed or otherwise enforce the terms of this Deed.

6.           Representations and Warranties.  Each TW Investor hereby severally represents and warrants to the Voting Rights Holder and the Company solely in respect of the Subject Shares held by it as follows:

6.1         Ownership of Subject Shares.  The Voting Rights Holder has sole voting power and sole power to issue instructions with respect to the Subject Shares except in connection with any action, vote or consent to be taken or given in respect of the exclusions to the appointment described in Section 4 (only to the extent of such exclusion).

6.2         Power; Binding Agreement.  It has all requisite power and authority to enter into and perform all of its obligations under this Deed.  The execution, delivery and performance of this Deed by it shall not violate any agreement to which it is a party, including, without limitation, any voting agreement, proxy arrangement, pledge agreement, shareholders agreement, voting trust or trust agreement.  This Deed has been duly and validly executed and delivered by it and constitutes a legally valid and binding obligation of it, enforceable against it in accordance with its terms.  There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which it is a trustee whose consent is required for the execution and delivery of this Deed or the compliance by it with the terms hereof.

4

6.3         No Conflicts. Neither the execution and delivery of this Deed by it, nor the compliance by it, with any of the provisions hereof shall (a) conflict with or violate any agreement, Law, rule, regulation, order, judgment or decision or other instrument binding upon it, or any of its properties or assets, nor require any consent, notification, regulatory filing or approval which has not been obtained, (b) result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give to any third party a right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which it is a party or by which it or any of its properties or assets, as the case may be, may be bound or affected, or (c) conflict with, or result in any breach of, any organizational documents applicable to it.

7.           Specific Performance.  Each TW Investor hereby severally acknowledges and agrees that damages would be an inadequate remedy for any breach of the provisions of this Deed and agrees that the obligations of a TW Investor shall be specifically enforceable by (a) the Voting Rights Holder and (b) the Company, and that the Voting Rights Holder and the Company shall each be entitled to seek injunctive or other equitable relief upon a breach by a TW Investor without the necessity or obligation to prove actual damages.  This provision is without prejudice to any other rights the Voting Rights Holder may have against a TW Investor whether pursuant to this Deed, applicable Law or otherwise.

8.           Term.

8.1         Subject to Section 8.2 hereof, this Deed (and the appointments and Proxies hereunder) shall terminate and be of no further force and effect on the date that is the later of (a) [•], 2013 and (b) the date that there are no longer any Class B Common Shares outstanding.  Notwithstanding the foregoing, but subject to Section 8.2 hereof, at anytime after [•], 2013, TW may elect to terminate this Deed (and the appointments and Proxies hereunder).  Upon termination of this Deed, 50% of the TW Class B Common Shares held by the TW Investors and their Affiliates thereof (and any Class B Common Shares owned by any TW Investor issued or issuable in exchange for or with respect to or otherwise deriving from such TW Class B Common Shares, whether (i) by way of dividend, split, subdivision, conversion or consolidation of shares or (ii) in connection with a reclassification, recapitalization, amalgamation, merger, consolidation, going private, tender offer, change of control, other reorganization or similar transaction)), including without limitation all Class B Common Shares Transferred to any TW Investor or Affiliate thereof by an RSL Investor or any Affiliate thereof, shall automatically and without the need of any further action on the part of the holder of such Class B Common Shares, convert to Class A Common Shares and the Company hereby agrees that such event will be treated as an automatic election by such Person to convert such Class B Common Shares into Class A Common Shares under Section 3(4) of the Company’s Bye-laws and that, upon any such deemed election, the Company shall amend its register of shares to reflect that conversion.

5

8.2         Notwithstanding any other provision to the contrary, this Deed (and the appointments and Proxies hereunder) shall not terminate prior to the date that is the latest maturity date of the outstanding indebtedness of the Company as in effect as of the Effective Date (or the earlier repayment thereof (without giving effect to any extension thereof or amendment thereto)), as set forth on Schedule A hereto or, if earlier, on such date that the ownership of the Subject Shares by the TW Investors would not result in a default, a “Fundamental Change” or the making of a “Change of Control Offer” as such terms are defined in the documents evidencing the outstanding indebtedness of the Company as in effect as of the Effective Date, as set forth on Schedule A hereto, under such indebtedness.

9.           Legend.

9.1         Subject to Section 9.2, the Parties acknowledge and agree that the Subject Shares shall bear a restrictive legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS CONTAINED IN AN IRREVOCABLE VOTING DEED AND CORPORATE REPRESENTATIVE APPOINTMENT, DATED AS OF [•], 2009, BY AND AMONG THE COMPANY, RSL SAVANNAH LLC, RONALD S. LAUDER AND TW MEDIA HOLDINGS LLC, AS MODIFIED OR SUPPLEMENTED FROM TIME TO TIME (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY).

9.2         The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any such Subject Shares upon the earlier of (i) the termination of this Deed in accordance with Section 8 hereof or (ii) such time as such shares (or the holder thereof) shall no longer be subject to the terms of this Deed.

10.         Miscellaneous.
10.1       Amendments.  This Deed may be amended, modified or supplemented only by a written instrument executed by each of the parties hereto.

10.2       Notices.  All notices, consents, requests, instructions, approvals and other communications provided for in this Deed shall be in writing and shall be deemed validly given upon personal delivery or one day after being sent by overnight courier service or on the date of transmission if sent by facsimile (so long as for notices or other communications sent by facsimile, the transmitting facsimile machine records electronic conformation of the due transmission of the notice), at the following address or facsimile number, or at such other address or facsimile number as a party may designate to the other parties:

6

(a)           if to RSL Savannah, to:
Ronald S. Lauder
767 Fifth Avenue, Suite 4200
New York, New York, 10153
Facsimile:  (212) 572-4093

with a copy to (which shall not constitute notice):

Latham & Watkins LLP
885 Third Avenue
New York, New York 10022
Facsimile:    (212) 751-4864
Attention:   Raymond Y. Lin
                     Taurie M. Zeitzer

(b)           if to TW, to:

TW Media Holdings LLC
c/o Time Warner Inc.
One Time Warner Center
New York, NY 10019
Facsimile: 212-484-7167
Attention:  General Counsel
Facsimile: 212-484-7299
Attention: Senior Vice President – Mergers and Acquisitions

with a copy to (which shall not constitute notice):

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Facsimile: (212) 728-8111
Attention:   William H. Gump
                      Gregory B. Astrachan

(c)           if to the Company, to:

Central European Media Enterprises Ltd.
c/o CME Development Corporation
81 Aldwych, London WC2B 4HN
United Kingdom
Facsimile:   +44 20 7430 5403
Attention:  General Counsel

with a copy to (which shall not constitute notice):

7

Dewey & LeBoeuf LLP
1301 Avenue of the Americas
New York, New York 10019
Attention:   John J. Altorelli
                     Jeffrey A. Potash
Facsimile:    (212) 259-6333

10.3       Successors and Assigns.  This Deed shall inure to the benefit of the parties, and shall be binding upon the parties and their respective successors, permitted assigns, heirs and legal representatives.

10.4       Third Party Beneficiaries.  The parties hereto agree that nothing herein expressed or implied is intended to confer upon or give any rights or remedies to any other person under or by reason of this Deed.

10.5       Descriptive Headings.  The headings of the articles, sections and subsections of this Deed are inserted for convenience of reference only and shall not be deemed to constitute a part hereof or affect the interpretation hereof.

10.6       Applicable Law.  THIS DEED SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS AND RELATIONSHIP HEREUNDER OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF BERMUDA WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS.

10.7       Counterparts.  This Deed may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.  This Deed, once executed by a party, may be delivered to the other parties hereto by facsimile or electronic transmission of a copy of this Deed bearing the signature of the party so delivering this Deed.

10.8       Entire Agreement.  This Deed, together with the Investor Rights Agreement, the TW Subscription Agreement, the Registration Rights Agreement and that certain letter agreement by and between Ronald S. Lauder and TW dated as of March 22, 2009, contain the entire agreement of the parties with respect to the subject matter hereof and supersede all other prior agreements, understandings, statements, representations and warranties, oral or written, express or implied, between the parties and their respective affiliates, representatives and agents in respect of such subject matter.

10.9       SUBMISSION TO JURISDICTION.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS DEED SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY, NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (EACH, A “NEW YORK COURT”), AND, BY EXECUTION AND DELIVERY OF THIS DEED, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF.  EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF TO SUCH PARTY BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN SECTION 10.2.  THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

8

10.10     Severability.  Every term and provision of this Deed is intended to be severable.  If any term or provision hereof is illegal or invalid for any reason whatsoever, such term or provision will be enforced to the maximum extent permitted by Law and, in any event, such illegality or invalidity shall not affect the validity of the remainder of this Deed.  For the avoidance of doubt, in the event that an appointment in the capacity as a proxy or a corporate representative, as the case may be, is deemed unlawful or invalid, the parties hereto agree that the appointment shall be deemed to be in the capacity that was not deemed unlawful or invalid, and any and all actions previously taken, or taken thereafter, shall be deemed to have been taken, and will be taken, in such other capacity.

10.11     Further Assurances.  In connection with this Deed and the transactions contemplated hereby, each party shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary, helpful or appropriate to effectuate and perform the provisions of this Deed and such transactions.

9

IN WITNESS WHEREOF, the parties have caused this Deed to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

RSL SAVANNAH LLC

By:
Name: Ronald S. Lauder
Title: Sole Member

Ronald S. Lauder (for purposes of Section 5.4 only)

Signature Page to Irrevocable Voting Deed and Corporate Representative Appointment

TW MEDIA HOLDINGS LLC

By:
Name:
Title:

Signature Page to Irrevocable Voting Deed and Corporate Representative Appointment

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

By:
Name:
Title:

Signature Page to Irrevocable Voting Deed and Corporate Representative Appointment

Schedule A

1.           Indenture, by and among Central European Media Enterprises Ltd., Central European Media Enterprises N.V., CME Media Enterprises B.V., The Bank of New York (formerly JPMorgan Chase Bank, N.A. (London Branch)) and J.P. Morgan Bank Luxembourg S.A., dated May 5, 2005.

2.           Loan Agreement, by and between Central European Media Enterprises Ltd. and European Bank for Reconstruction and Development, dated July 21, 2006.

3.           Indenture, by and among Central European Media Enterprises Ltd., Central European Media Enterprises N.V., CME Media Enterprises B.V., BNY Corporate Trustee Services Limited, The Bank of New York and The Bank of New York (Luxembourg) S.A., dated May 16, 2007.

4.           Loan Agreement, by and between Central European Media Enterprises Ltd. and European Bank for Reconstruction and Development, dated August 22, 2007.

5.           Indenture, by and among Central European Media Enterprises Ltd., the Subsidiary Guarantors party thereto and The Bank of New York, dated March 10, 2008.

Schedule B

(a) RSL Savannah

(b) RSL

(c) Any Person in the same Group as RSL for so long as such Person remains in the same Group as RSL

EXHIBIT A

This JOINDER AGREEMENT (this “Joinder”) to that certain Irrevocable Voting Deed and Corporate Representative Appointment, dated as of [•], 2009 (the “Deed”), by and among (1) RSL Savannah LLC, a Delaware limited liability company (“RSL Savannah”) (RSL Savannah together with all RSL Permitted Transferees (including Ronald S. Lauder (“RSL”)) and their respective successors, permitted assigns, heirs and legal representatives are herein referred to as the “RSL Investors”), (2) TW Media Holdings LLC, a Delaware limited liability company (“TW”) (TW together with all TW Permitted Transferees and their respective successors, permitted assigns, heirs and legal representatives are herein referred to as the “TW Investors”) and (3) Central European Media Enterprises Ltd., a Bermuda company (the “Company”), and any parties to the Deed who agree to be bound by the terms of the Deed, is made and entered into as of [•] by [•] (“Holder”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Deed.

WHEREAS, Holder has acquired certain Subject Shares, and as a condition to acquiring such Subject Shares, the Deed requires Holder, as a holder of Subject Shares, to become a party to the Deed, and Holder agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements set forth herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Holder, intending to be legally bound, hereby agrees as follows:

Agreement to be Bound.  Holder hereby agrees that upon execution of this Joinder, Holder shall become a party to the Deed and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Deed applicable to a holder of Subject Shares, as if Holder had signed the Deed and been an original party thereto.

Representations and Warranties.  Holder hereby represents and warrants as follows: (i) Holder has all requisite power and authority to enter into this Joinder and to carry out his, her or its obligations hereunder; (ii) this Joinder has been duly executed by Holder, and constitutes a valid and binding obligation enforceable against Holder in accordance with its terms; and (iii) Holder has received a copy of the Deed and any and all other information and materials that Holder deems reasonably necessary or appropriate to enable Holder to make an informed decision concerning the transactions contemplated by the Deed.

Applicable Law.  THIS JOINDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF BERMUDA WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS.

**********************************

IN WITNESS WHEREOF, Holder has caused this Joinder to be executed and delivered by its officer hereunto duly authorized as of the date first above written.

Holder

By:
Name:
Title:

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of [•], 2009, by and between Central European Media Enterprises Ltd., a Bermuda company (the “Company”) and TW Media Holdings LLC, a Delaware limited liability company (“TW”).  Certain capitalized terms used in this Agreement are defined in Section 2 hereof.

1.              Recitals.

1.1           WHEREAS, the Company and TW are parties to that certain subscription agreement, dated as of March 22, 2009 (the “TW Subscription Agreement”), pursuant to which the Company issued to TW (a) fourteen million five hundred thousand (14,500,000) newly issued Class A Common Shares (the “TW Class A Common Shares”) and (b) four million five hundred thousand (4,500,000) newly issued Class B Common Shares (the “TW Class B Common Shares” and, together with the TW Class A Common Shares, the “TW Common Shares”) in exchange for cash in the aggregate amount of US$241,500,000, on the terms and conditions set forth in the TW Subscription Agreement;

1.2            WHEREAS, the Class B Common Shares are convertible into Class A Common Shares;

1.3            WHEREAS, each of Ronald S. Lauder, RSL Savannah LLC (“RSL Savannah”), TW and the Company is a party to that certain Irrevocable Voting Deed and Corporate Representative Appointment, dated as of the date hereof (the “TW Voting Agreement”); and

1.4            WHEREAS, the Company and TW desire to enter into this Agreement to provide for certain matters with respect to the registration of (a) the TW Class A Common Shares, (b) the Class A Common Shares into which the TW Class B Common Shares are convertible ((a) and (b) collectively, the “Shares”) and certain other Class A Common Shares acquired by TW and its Affiliates after the date hereof.

NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements set forth herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

2.              Definitions.

As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

“Affiliate”: of any Person, means any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person.  As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise).

1

“Agreement”:  As defined in the preamble hereto.

“Class A Common Shares”: means the shares of Class A Common Stock, par value $0.08 per share, of the Company, having such rights associated with such Class A Common Shares as set forth in the governing documents of the Company, including the Company’s Bye-laws, and any Equity Securities issued or issuable in exchange for or with respect to such Class A Common Shares (i) by way of dividend, split or combination of shares or (ii) in connection with a reclassification, recapitalization, merger, consolidation, going private, tender offer, amalgamation, change of control, other reorganization or similar transaction.

“Class B Common Shares”: means the shares of Class B Common Stock, par value $0.08 per share, of the Company, having such rights associated with such Class B Common Shares as set forth in the governing documents of the Company, including the Company’ s Bye-laws, and any Equity Securities issued or issuable in exchange for or with respect to such Class B Common Shares (i) by way of dividend, split or combination of shares or (ii) in connection with a reclassification, recapitalization, merger, consolidation, going private, tender offer, amalgamation, change of control, other reorganization or similar transaction.

“Commission”:  The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

“Company”:  As defined in the preamble of this Agreement.

“Equity Securities”: means (i) shares or other equity interests (including the Class A Common Shares and the Class B Common Shares) of the Company and (ii) options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, shares or other equity interests of the Company.

“Exchange Act”:  The Securities Exchange Act of 1934, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.  Reference to a particular Section of the Securities Exchange Act of 1934 shall include a reference to the comparable Section, if any, of any such similar Federal statute.

“Initiating Holders”:  Any holder or holders of Registrable Securities initiating a request pursuant to Section 3.1 for the registration of all or part of such holder’s or holders’ Registrable Securities; provided however, that to initiate a request for registration pursuant to Section 3.1(a), such holder(s) must hold more than fifty percent (50%) of all the outstanding Registrable Securities (as adjusted for splits, combination of shares, reclassification, recapitalization or like changes in capitalization) (for purposes of this calculation, the Class B Common Shares held by such holder that are convertible into Registrable Securities shall be taken into account).  For the avoidance of doubt, an Initiating Holder shall only be TW, any TW Permitted Transferee (as defined in the Investor Rights Agreement), and any other transferees who, together with their Affiliates, acquire at least 25% of the Shares (as adjusted for splits, combination of shares, reclassification, recapitalization or like changes in capitalization) (such transferees, “Other Permitted Transferees”).

2

“Investor Rights Agreement”: As defined in Section 12 of this Agreement.

“NASDAQ”: The automated screen-based quotation system operated by the Nasdaq Stock Market, Inc., a subsidiary of the National Association of Securities Dealers, Inc., or any successor thereto.

“Other Permitted Transferees”:  As defined in the definition of “Initiating Holders” above.

“Person”:  Any individual, corporation, partnership, limited liability company, association or trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Registrable Securities”:  Any (i) TW Class A Common Shares, (ii) any Class A Common Shares acquired by TW or one of its Affiliates pursuant to the right of first offer in accordance with the Investor Rights Agreement, (iii) any Class A Common Shares issued upon conversion of the TW Class B Common Shares, (iv) any Class A Common Shares acquired by TW or one of its Affiliates after the date hereof, so long as in the written opinion of counsel reasonably satisfactory to the Company such shares when taken together with all other Registrable Securities beneficially owned by TW and its Affiliates may not be transferred in any three (3) month period without restriction or limitation pursuant to Rule 144 (without regard to permitted dispositions by non-affiliates of the Company) and Registrable Securities defined in clauses (i), (ii), (iii) and (v) of this definition of “Registrable Securities” are then outstanding and (v) any securities issued or issuable with respect to any Class A Common Shares referred to above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; provided that such Class A Common Shares or such securities issued or issuable with respect to any Class A Common Shares are held by either TW, TW Permitted Transferees (as defined in the Investor Rights Agreement) or Other Permitted Transferees.  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, (d) in the written opinion of counsel to the holder all Registrable Securities beneficially owned by such holder of Registrable Securities may be transferred in any three (3) month period without restriction or limitation pursuant to Rule 144 (without regard to permitted dispositions by non-affiliates of the Company) or (e) they shall have ceased to be outstanding.  Notwithstanding anything herein to the contrary, the holders of Registrable Securities shall include, and the rights of holders of Registrable Securities pursuant to the terms of this Agreement shall be attributable to, any Person who has the right exercisable in its discretion to acquire Registrable Securities, whether pursuant to a conversion of Class B Common Shares or otherwise, without any requirement that such Person acquire (whether pursuant to such conversion, distribution or otherwise) such Registrable Securities prior to an offering of such securities.

3

“Registration Expenses”:  All expenses incident to the Company’s performance of or compliance with Section 3, including, without limitation, all registration, filing and Financial Industry Regulatory Authority fees, all stock exchange listing fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the reasonable fees and disbursements of counsel for the Company, one counsel for the selling shareholders and of the Company’s independent public accountants, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, any fees and disbursements of underwriters customarily paid by issuers of securities, but excluding underwriting discounts and commissions and transfer or other taxes, if any.

“Rule 144”:  As defined in Section 16(a) of this Agreement.

“Securities Act”:  The Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as of the same shall be in effect at the time.  References to a particular Section of the Securities Act of 1933 shall include a reference to the comparable Section, if any, of any such similar federal statute.

“Shares”:  As defined in the recitals of this Agreement.

“Shelf Registration”:  As defined in Section 3.1(b) of this Agreement.

“Shelf Registration Statement”:  As defined in Section 3.1(b) of this Agreement.

“TW”:  As defined in the preamble of this Agreement.

“TW Class A Common Shares”:  As defined in the recitals of this Agreement.

“TW Class B Common Shares”:  As defined in the recitals of this Agreement.

“TW Common Shares”:  As defined in the recitals of this Agreement.

“TW Subscription Agreement”:  As defined in the recitals of this Agreement.

“TW Voting Agreement”:  As defined in the recitals of this Agreement.

4

3.             Registration under Securities Act, etc.

3.1           Registration on Request.

(a)           Request.  At any time, upon the written request of one or more Initiating Holders requesting that the Company effect the registration under the Securities Act of all or part of such Initiating Holders’ Registrable Securities and specifying the intended method of disposition thereof, the Company will promptly give written notice of such requested registration to all registered holders of Registrable Securities, and thereupon the Company will, subject to the terms of this Agreement, use commercially reasonable efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by such Initiating Holders for disposition (not to exceed, in the case of an underwritten offering, the number of Registrable Securities that the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration) may be distributed, in its belief, without interfering with the successful marketing of such securities (such writing to state the basis of such belief)) in accordance with the intended method of disposition stated in such request to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered.  Notwithstanding the foregoing, the Company shall not be required to effect more than two registrations pursuant to this Section 3.1(a) in any period of twelve consecutive calendar months.  The Company shall be entitled to elect to register securities for its own account in connection with the offering of Registrable Securities pursuant to this Section 3.1(a), subject to (i) the managing underwriter of such offering advising the Initiating Holder in writing that, in its opinion, the inclusion of such securities on behalf of the Company will not result in a number of securities being offered which exceeds the number of securities which the managing underwriter believes could be sold in the offering and (ii) the inclusion of such securities on behalf of the Company not entitling any other Person to include securities in such offering.

(b)           Shelf Registration.  So long as the Company is eligible to register securities on Form S-3 under the Securities Act (or any successor or similar form then in effect), the Company shall, at the request of the Initiating Holders, use its commercially reasonable efforts to promptly file and cause to be effective, if available, a registration statement on Form S-3 (a “Shelf Registration Statement”) for an offering of Registrable Securities to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (a “Shelf Registration”) and shall use its commercially reasonable efforts to keep the Shelf Registration Statement effective and usable for the resale of Registrable Securities until the date on which all Registrable Securities so registered have been sold pursuant to the Shelf Registration Statement or until such securities cease to be Registrable Securities.

(c)           Offering Requirements.  The Company shall not be required to effect any registration of Registrable Securities pursuant to Section 3.1(a) or Section 3.1(b) unless the anticipated aggregate public offering price (before any underwriting discounts and commissions) of the Registrable Securities requested to be registered by the Initiating Holders is equal to or greater than $25 million; provided that, in the case of an underwritten offering, the Company shall not be required to effect any such registration unless the anticipated aggregate public offering price (before any underwriting discounts and commissions) of the Registrable Securities requested to be registered by the Initiating Holders is equal to or greater than $100 million.  Notwithstanding the foregoing, the Company shall not be obligated to effect any such registration if within 20 days of receipt of a written request from any Initiating Holder or Initiating Holders pursuant to this Section 3.1, the Company gives notice to such Initiating Holder or Initiating Holders of the Company's intention to make a public offering within 45 days from receipt of such written request from any Initiating Holder or Initiating Holders (other than on Form S-4 or S-8 or any successor or similar forms); provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and provided that the Company may only delay an offering pursuant to this provision for a period of not more than 45 days, if a filing of any other registration statement is not made within that period, and the Company may only exercise this right twice in any twelve (12)-month period.

5

(d)           Registration Statement Form.  Registrations under Section 3.1(a) shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration.

(e)           Expenses.  The Company shall pay any Registration Expenses (excluding underwriting discounts and commissions and transfer or other taxes, if any) in connection with each registration requested under this Section 3.1; provided that the Company shall not be required to pay any Registration Expenses if the registration request is subsequently withdrawn at the request of the holders of a majority of the Registrable Securities to be registered (in which case all selling shareholders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration).  Underwriting discounts and commissions and transfer or other taxes (if any) in connection with each such registration shall be allocated pro rata among all Persons on whose behalf securities of the Company are included in such registration, on the basis of the respective amounts of the securities then being registered on their behalf.

(f)           Effective Registration Statement.  A registration requested pursuant to this Section 3.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, provided that a registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed of the Initiating Holders shall be deemed to have been effected by the Company at the request of such Initiating Holders, (ii) if, after it has become effective, such registration becomes subject to, for longer than 60 days, any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason or (iii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied by reason of an act or omission by the Company.  If a Shelf Registration is requested, the Company shall not be required to keep the registration statement effective during any period or periods (up to a total of 90 days in any 12-month period) if, based on the advice of counsel, the continued effectiveness of the registration statement would require the Company to disclose a material financing, acquisition, corporate development or other material information and the Company shall have determined that such disclosure would be detrimental to the Company; provided, further, that the requirement to use commercially reasonable efforts to keep the registration statement effective shall be extended one day for each day that the Company allows the effectiveness of the registration statement to lapse in reliance on the preceding proviso.

6

(g)           Selection of Underwriters.  If a registration pursuant to this Section 3.1 involves an underwritten offering, one or more underwriters of internationally recognized standing shall be selected by the Company as underwriters thereof, provided that if the holders of a majority of the Registrable Securities reasonably object to the qualifications of such underwriter or underwriters, the Company shall select one or more underwriters in addition to the underwriter or underwriters to which objection was so made.

3.2           Incidental Registration.

(a)           Right to Include Registrable Securities.  If the Company at any time proposes to register any of its securities under the Securities Act (other than on Form S-4 or S-8 or any successor or similar forms and other than pursuant to Section 3.1), whether or not for sale for its own account, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so and of such holders’ rights under this Section 3.2.  Upon the written request of any such holder made within 10 business days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will, subject to the terms of this Agreement, use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register (whether or not for sale for its own account), provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under Section 3.1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities.  No registration effected under this Section 3.2 shall relieve the Company of its obligation to effect any registration upon request under Section 3.1, nor shall any such registration hereunder be deemed to have been effected pursuant to Section 3.1.  The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3.2.  Underwriting discounts and commissions and transfer or other taxes (if any) in connection with each such registration shall be allocated pro rata among all Persons on whose behalf securities of the Company are included in such registration, on the basis of the respective amounts of the securities then being registered on their behalf.

7

(b)           Priority in Incidental Registrations.  If (i) a registration pursuant to this Section 3.2 involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction and (ii) the managing underwriter of such underwritten offering shall inform the Company and holders of the Registrable Securities requesting such registration by letter of its belief that the distribution of all or a specified number of such Registrable Securities concurrently with the securities being distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters (such writing to state the basis of such belief and the approximate number of such Registrable Securities which may be distributed without such effect), then the Company may, upon written notice to all holders of such Registrable Securities and to holders of such other securities so requested to be included, exclude from such underwritten offering (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) (i) first, the number of such Registrable Securities so requested to be included in the registration pro rata among such holders on the basis of the number of such securities requested to be included by such holders and (ii) second, shares of such other securities so requested to be included by the holders of such other securities, so that the resultant aggregate number of such Registrable Securities and of such other shares of securities so requested to be included which are included in such underwritten offering shall be equal to the approximate number of shares stated in such managing underwriter’s letter.

3.3           Registration Procedures.

If and whenever the Company is required to use its commercially reasonable efforts  to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 3.1 and 3.2, the Company shall, as expeditiously as possible:

(i)           prepare and (in the case of a registration pursuant to Section 3.1, such filing to be made within 30 days after the initial request of one or more Initiating Holders of Registrable Securities) file with the Commission the requisite registration statement to effect such registration and thereafter use its commercially reasonable efforts to cause such registration statement to become and remain effective, provided, however, that the Company may postpone the filing or effectiveness of any registration statement otherwise required to be filed by the Company pursuant to this Agreement or suspend the use of any such registration statement for a period of time, not to exceed 90 days in any 12-month period, if, based on an opinion of counsel to the Company, the Company determines that the filing or continued use of such registration statement would require the Company to disclose a material financing, acquisition or other corporate development and the Company shall have determined that such disclosure would be detrimental to the Company; provided, further, that the Company may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 3.2(a), its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto;

8

(ii)           subject to Section 3.1(f), prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of (a) such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or (b) such time as such securities cease to be Registrable Securities;

(iii)           furnish or make available to each seller of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller; for the avoidance of doubt, the Company shall not be obligated to print any prospectuses other than in a public underwritten transaction;

(iv)           use its commercially reasonable efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any seller thereof shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(v)           use its commercially reasonable efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

(vi)           if an underwritten offering, enter into an underwriting agreement in customary and usual form with the underwriter(s) of such offering;

(vii)           notify the holders of Registrable Securities and the managing underwriter or underwriters, if any, promptly and confirm such advice in writing promptly thereafter:

9

(A)           when the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

(B)           of any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information;

(C)           of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose;

(D)           if at any time the representations and warranties of the Company made in an underwriting agreement as contemplated by Section 3.4 below cease to be true and correct; and

(E)           of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

(viii)         notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the Company’s discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to such seller and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(ix)           use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement;

(x)            make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all pertinent financial and other records, pertinent organizational documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all reasonably available information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

10

(xi)           permit one legal counsel to the sellers of Registrable Securities covered by such registration statement (which counsel shall be chosen by such sellers) to review and comment upon such registration statement filed pursuant to Section 3.1 and all amendments and supplements thereto at least three (3) days prior to their filing with the Commission, and not file any document in a form to which such legal counsel to such sellers reasonably objects;

(xii)          reasonably cooperate with the sellers of Registrable Securities being offered to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a registration statement and enable such certificates to be in such denominations or amounts, as the case may be, as such sellers may reasonably request and registered on such names as such sellers may request;

(xiii)         provide each seller of Registrable Securities covered by such registration statement with contact information for the Company's transfer agent and registrar for all Registrable Securities registered pursuant to a registration statement hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration statement;

(xiv)         in connection with any underwritten offering of Registrable Securities, furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to the underwriters, addressed to the underwriters and (2) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to the underwriters, addressed to the underwriters;

(xv)          cause all Registrable Securities to be qualified for inclusion in or listed on the Prague Stock Exchange, the NASDAQ or any domestic or foreign securities exchange on which securities of the same class issued by the Company are then so qualified or listed; and

(xvi)         take such other action that may be requested by a seller of Registrable Securities that are customary and reasonably required in connection with the sale of Registrable Securities.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company and the underwriter such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request.

11

No holder of Registrable Securities shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 3.

Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in clauses (B) through (E) of subdivision (vii) of this Section 3.3, such holder will forthwith discontinue such holder’s disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (vii) of this Section 3.3 and, if so directed by the Company, will deliver to the Company (at the Company’s reasonable expense) all copies, other than permanent file copies, then in such holder’s possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

3.4           Underwritten Offerings.

(a)           Requested Underwritten Offerings.  If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under Section 3.1, the Company will enter into an underwriting agreement with such underwriters as provided in Section 3.3(vi).  The holders of the Registrable Securities will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reasonable suggestions of the Company regarding the form thereof.  The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement.

(b)           Incidental Underwritten Offerings.  If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 3.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any holder of Registrable Securities as provided in Section 3.2 and subject to the provisions of Section 3.2(b), use its commercially reasonable efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters.  The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and the underwriters.

(c)           Holdback Agreement.  Each holder of Registrable Securities who participates in a registration agrees by acquisition of such Registrable Securities, if so required by the managing underwriter, not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of any securities of the Company, in violation of Regulation M under the Securities Act or during the 90 days (or such longer time as reasonably requested by the managing underwriter up to 120 days) after any underwritten registration pursuant to Section 3.1 or 3.2 has become effective, except as part of such underwritten registration, whether or not such holder participates in such registration; provided that the restrictions contained in this sentence shall not apply to the holders of Registrable Securities in any registration following the closing date of the offering if such holders and their Affiliates collectively beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) less than 5% of the outstanding Equity Securities.  Each holder of Registrable Securities agrees that the Company may instruct its transfer agent to place stop transfer notations in its records to enforce this Section 3.4(c).

12

(d)           Participation in Underwritten Offerings.  No Person may participate in any underwritten offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by the Company and the holders of a majority of Registrable Securities to be included in such underwritten offering and (ii) completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) required under the terms of such underwriting arrangements.

3.5           Indemnification.

(a)           Indemnification by the Company.  In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby agrees to, indemnify and hold harmless the holder of any Registrable Securities covered by such registration statement, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such holder or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto (including any related issuer free-writing prospectus) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by the Company of the Securities Act or the Exchange Act applicable to the Company in connection with such registration, and the Company will reimburse such holder and each such director, officer, underwriter and controlling person for any legal or any other out-of-pocket expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement (including any issuer free-writing prospectus) in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such holder specifically stating that it is for use in the preparation thereof (the foregoing shall not limit the obligations of the Company to any other holder that did not provide such written information), and provided, further, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or to any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person’s failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the Securities Act to the Person asserting the existence of an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such holder.

13

(b)           Indemnification by the Sellers.  The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 3.2, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 3.5) the Company, each director of the Company, each officer of the Company, each other person, if any, who controls the Company within the meaning of the Securities Act, each other selling shareholder in the offering, each Person who controls such other selling shareholder, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such holder or any such underwriter within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto (including any related issuer free-writing prospectus) if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement (or any related issuer free-writing prospectus).  Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.  Notwithstanding the foregoing, the indemnity obligation of each seller of Registrable Securities pursuant to this Section 3.5(b) shall be limited to an amount equal to the total proceeds (before deducting underwriting discounts and commissions and expenses) received by such seller for the sale of shares by such seller in a registration hereunder.

(c)           Notices of Claims, etc.  Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 3.5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 3.5, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice.  In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which is not solely a monetary settlement (which will be paid entirely by the indemnifying party) and does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect to such claim or litigation.  No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

14

(d)           Other Indemnification.  Indemnification similar to that specified in the preceding subdivisions of this Section 3.5 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act.

(e)            Indemnification Payments.  The indemnification of out-of-pocket expenses required by this Section 3.5 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expense is incurred.

(f)            Contribution.  If the indemnification provided for in the preceding subdivisions of this Section 3.5 is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the holder or underwriter, as the case may be, on the other from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the holder or underwriter, as the case may be, on the other in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations.  The relative fault of the Company on the one hand and of the holder or underwriter, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, by the holder or by the underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions contained in the first sentence of subdivision (a) of this Section 3.5, and in no event shall the obligation of any indemnifying party to contribute under this subdivision (f) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under subdivisions (a) or (b) of this Section 3.5 had been available under the circumstances.

15

The Company and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this subdivision (f) were determined by pro rata allocation (even if the holders and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in the preceding sentence and subdivision (c) of this Section 3.5, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

Notwithstanding the provisions of this subdivision (f), no holder of Registrable Securities or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any such holder, the total proceeds (before deducting underwriting discounts and commissions and expenses) received by such holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

4.           Securities Law Restrictions.  To the extent required by the TW Subscription Agreement, the parties hereto acknowledge and agree that the Shares (and any Class A Common Shares issued upon conversion of the Class B Common Shares included therein) shall bear restrictive legends substantially in the forms set forth in the TW Subscription Agreement.

5.           Amendments and Waivers.  This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the prior written consent to such amendment, action or omission to act, of the holder or holders of a majority of Shares (as adjusted for splits, combination of shares, reclassification, recapitalization or like changes in capitalization and whether such Shares are in the form of Class A Common Shares or Class B Common Shares).  Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

6.           Notices.  Except as otherwise provided in this Agreement, all notices, requests and other communications to any Person provided for hereunder shall be in writing and shall be given to such Person (a) in the case of TW, c/o Time Warner Inc., One Time Warner Center, New York, NY 10019, (i) facsimile: +1 212 484 7167 to the attention of its General Counsel and (ii) facsimile: +1 212 484 7299 to the attention of the Senior Vice President – Mergers & Acquisitions, or at such other address or facsimile number, or to the attention of such other officer, as TW shall have furnished to the Company, (b) in the case of any other holder of Registrable Securities, at the address or facsimile number that such holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address or facsimile number, then to and at the address or facsimile of the last holder of such Registrable Securities who has furnished an address or facsimile number to the Company, or (c) in the case of the Company, c/o CME Development Corporation, 81 Aldwych, London WC2B 4HN, United Kingdom, facsimile: +44 20 7430 5403 to the attention of its General Counsel, or at such other address or facsimile number, or to the attention of such other officer, as the Company shall have furnished to each holder of Registrable Securities at the time outstanding.  Each such notice, request or other communication shall be effective upon personal delivery or one day after being sent by overnight courier service or on the date of transmission if sent by facsimile (so long as for notices or other communications sent by facsimile, the transmitting facsimile machine records electronic conformation of the due transmission of the notice) provided that any such notice, request or communication to any holder of Registrable Securities shall not be effective until received.

16

7.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.  In addition, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities who has agreed in a written instrument to be delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, subject to the provisions respecting the minimum numbers or percentages of shares of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein.

8.           No Third Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns and, with respect to Section 3.5, the other Persons referred to as indemnified parties therein.

9.           Descriptive Headings.  The headings of the articles, sections and subsections of this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof or affect the interpretation hereof.

10.           Applicable Law.  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

11.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.  This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile or electronic transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

12.           Entire Agreement.  This Agreement, together with the TW Subscription Agreement, the Investor Rights Agreement, dated as the date hereof, by and among the Company, TW, Ronald S. Lauder, RSL Investment LLC, RSL Investments Corporation  and RSL Savannah (the “Investor Rights Agreement”), the TW Voting Agreement and that certain letter agreement by and between Ronald S. Lauder and TW, dated as of March 22, 2009, contain the entire agreement of the parties with respect to the subject matter hereof and supersede all other prior agreements, understandings, statements, representations and warranties, oral or written, express or implied, between the parties and their respective Affiliates, representatives and agents in respect of such subject matter.

17

13.           SUBMISSION TO JURISDICTION.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK, NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF.  EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF TO SUCH PARTY BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN SECTION 6.  THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

14.           Severability.  Every term and provision of this Agreement is intended to be severable.  If any term or provision hereof is illegal or invalid for any reason whatsoever, such term or provision will be enforced to the maximum extent permitted by law and, in any event, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

15.           Specific Performance.  The Parties agree that irreparable damage would occur in the event that any of the provisions this Agreement were not performed in accordance with their specific terms of were otherwise breached.  It is accordingly agreed that the Parties shall be entitled to, in addition to the other remedies provided herein, specific performance of this Agreement and to enforce specifically the terms and provisions of this Agreement in any New York Court in addition to the other remedies to which such Parties are entitled.

16.           Reporting Status and Public Information.  With a view to making available the benefits of certain rules and regulations of the SEC with respect to the use of Form S-3 and the sale of restricted and control securities to the public without registration, the Company agrees, so long as any of TW, a TW Permitted Transferee (as defined in the Investor Rights Agreement) or an Other Permitted Transferee owns any Shares or Registrable Securities, to:

(a)           make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act (“Rule 144”), at all times;

18

(b)           use its commercially reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)           furnish to such holder upon request, a written statement as to its compliance with the reporting requirements of Rule 144.

17.           TW Voting Agreement.  In the event of any inconsistency or conflict between this Agreement and the TW Voting Agreement with respect to the voting of the TW Common Shares, each party hereto agrees that the TW Voting Agreement shall prevail to the extent of such inconsistency or conflict.

18.           Duration of Agreement.  This Agreement shall terminate and become void and of no further force and effect upon the earlier to occur of (i) the mutual agreement of the Parties and (ii) the date on which TW, TW Permitted Transferees (as defined in the Investor Rights Agreement) and Other Permitted Transferees cease to own any Registrable Securities; provided that Sections 3.5 and 4 through 18 shall survive any termination of this Agreement.

[SIGNATURE PAGE FOLLOWS]

19

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

By:
Name:
Title:

Signature page to Registration Rights Agreement

TW MEDIA HOLDINGS LLC

By:
Name:
Title:

Signature page to Registration Rights Agreement

EXHIBIT C

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made as of [•], 2009, by and among Central European Media Enterprises Ltd., a Bermuda company (the “Company”), Ronald S. Lauder, RSL Savannah LLC, a Delaware limited liability company (“RSL Savannah”), RSL Investment LLC, a Delaware limited liability company (“RSL CME GP”), RSL Investments Corporation, a Delaware corporation (“RSL CME LP” and, together with Ronald S. Lauder, RSL Savannah, RSL CME GP and the RSL Permitted Transferees (as defined herein), the “RSL Investors”), TW Media Holdings LLC, a Delaware limited liability company (“TW” and, together with the TW Permitted Transferees (as defined herein), the “TW Investors”), and any other subsequent parties to this Agreement upon such Party’s execution of a joinder to this Agreement in the form annexed hereto as Exhibit A.  The Company, the RSL Investors and the TW Investors, together with any subsequent parties hereto, are sometimes referred to herein individually by name or as a “Party” and collectively as the “Parties”, and the RSL Investors and the TW Investors, together with any subsequent parties hereto, are sometimes referred to herein as an “Investor” and collectively as the “Investors”.  The meanings of certain capitalized terms used herein are set forth in Section 2 hereof.

1.             Recitals.

1.1.           WHEREAS, the Company and TW are parties to that certain Subscription Agreement, dated as of March 22, 2009 (the “TW Subscription Agreement”), pursuant to which the Company issued to TW four million five hundred thousand (4,500,000) Class B Common Shares and fourteen million five hundred thousand (14,500,000) Class A Common Shares (collectively, the “TW Shares”) in exchange for an aggregate of US$241,500,000, on the terms and conditions set forth in the TW Subscription Agreement;

1.2.           WHEREAS, as of the date hereof, Ronald S. Lauder is the beneficial owner of 2,961,205 Class B Common Shares (excluding the RSL Excluded Shares) through his direct or indirect control of CME Holdco;

1.3.           WHEREAS, each of RSL Savannah, Ronald S. Lauder, TW and the Company is a party to that certain Irrevocable Voting Deed and Corporate Representative Appointment, dated as of the date hereof (the “TW Voting Agreement”); and

1.4.           WHEREAS, the Parties desire to enter into this Agreement to provide for certain matters with respect to the issuance, ownership, voting and transfer of the Class A Common Shares and the Class B Common Shares (and any direct and indirect interest therein) held by them.

NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements set forth herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

2.             Defined Terms.  As used herein, the following terms have the meanings set forth below:

“Affiliate” of any Person, means any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person.  As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise); provided, however that (a) none of the Company or its subsidiaries shall be deemed to be an “Affiliate” of any Investor, (b) CME Holdco shall not be deemed an “Affiliate” of any TW Investor and (c) none of the RSL Excluded Persons shall be deemed to be an “Affiliate” of any RSL Investor for any purpose hereunder.

“Agreement” has the meaning set forth in the preamble.

“Amended Tag-Along Notice” has the meaning set forth in Section 5.1.

“Annual Information Statement” has the meaning set forth in Section 6.7.

“Board” has the meaning set forth in Section 3.3(c).

“Change of Control Transaction” means (i) any merger, consolidation, amalgamation, tender offer, recapitalization, reorganization, scheme of arrangement or any other transaction resulting in the shareholders of the Company immediately before such transaction owning, directly or indirectly, less than a majority of the aggregate voting power of the resultant entity or (ii) any sale of all or substantially all of the assets of the Company, in each case, in one transaction or in a series of related transactions.

“Class A Common Shares” means the shares of Class A Common Stock, par value $0.08 per share, of the Company, having such rights associated with such Class A Common Shares as set forth in the governing documents of the Company, including the Company’s Bye-laws, and any Equity Securities issued or issuable in exchange for or with respect to such Class A Common Shares (i) by way of dividend, split, subdivision, conversion or consolidation of shares or (ii) in connection with a reclassification, recapitalization, merger, consolidation, going private, tender offer, amalgamation, change of control, other reorganization or similar transaction.

“Class B Common Shares” means the shares of Class B Common Stock, par value $0.08 per share, of the Company, having such rights associated with such Class B Common Shares as set forth in the governing documents of the Company, including the Company’s Bye-laws, and any Equity Securities issued or issuable in exchange for or with respect to such Class B Common Shares (i) by way of dividend, split, subdivision, conversion or consolidation of shares or (ii) in connection with a reclassification, recapitalization, merger, consolidation, going private, tender offer, amalgamation, change of control, other reorganization or similar transaction.  Notwithstanding the foregoing, for purposes of this Agreement, the term “Class B Common Shares” shall never include the Class A Common Shares into which they are convertible pursuant to the Company’s Bye-laws.

“Closing Date” has the meaning set forth in the TW Subscription Agreement.

“CME Holdco” means CME Holdco, L.P., a Cayman Islands exempted limited partnership.

“Company” has the meaning set forth in the preamble and includes any successor entity thereto.

“Designated Securities” has the meaning set forth in Section 7.3.

“Effective Date” has the meaning set forth in the TW Subscription Agreement.

“Equity Securities” means (i) shares or other equity interests (including the Class A Common Shares and the Class B Common Shares) of the Company and (ii) options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, shares or other equity interests of the Company.

“Excluded Securities” has the meaning set forth in Section 7.1.

“Fair Market Value” has the meaning set forth in Section 10.14.

“Governmental Approval” means, with respect to any Transfer of Equity Securities, any consent, clearance or other action by, or filing with, any Governmental Authority required in connection with such Transfer and the expiration or early termination of any applicable statutory waiting period in connection with such action or filing.

“Governmental Authority” means any nation or government or multinational body, any state, agency, commission, or other political subdivision thereof or any entity (including a court) exercising executive, legislative, judicial or administration functions of or pertaining to government, any stock exchange or self regulatory entity supervising, organizing and supporting any stock exchange.

“Group” means, with respect to a Person, such Person and (i) such Person’s spouse, (ii) a lineal descendant of such Person or such Person’s parents, the spouse of any such descendant or a lineal descendant of any such spouse, (iii) The Ronald S. Lauder Foundation, The Neue Galerie New York or a charitable institution controlled (whether by funding or otherwise) by such Person and/or other members of such Person’s Group, (iv) a trustee of a trust (whether inter vivos or testamentary), all of the current beneficiaries and presumptive remaindermen of which are such Person and/or one or more Persons described in clauses (i) through (iii) of this definition, (v) a corporation, limited liability company, trust, cooperative or partnership or any other entity of which all of the outstanding shares of capital stock or interests therein are owned by such Person and/or Persons described in clauses (i) through (iv) of this definition, (vi) an individual covered by a qualified domestic relations order with such Person or any Person described in clauses (i) or (ii) of this definition or (vii) a legal or personal representative of such Person or any Person described in clause (i), (ii) or (vi) in the event of any such Person’s death or disability.  For purposes of this definition, “presumptive remaindermen” refers to those Persons entitled to a share of a trust’s assets if it were then to terminate.

“Investor” and “Investors” have the meanings set forth in the preamble.

“Involuntary Transfer” means any Transfer (i) by seizure under levy of attachment or execution, (ii) in connection with any voluntary or involuntary bankruptcy or other court proceeding to a debtor in possession, trustee in bankruptcy or receiver or other officer or agency, (iii) pursuant to any statute pertaining to escheat or abandoned property, (iv) pursuant to a divorce or a separation agreement or a final decree of a court in a divorce action, (v) to a legal representative of any person occasioned by the incompetence of such person and (vi) to a Person upon the death of an RSL Investor (who is a natural Person), by will (as in effect on the Effective Date) or intestacy or pursuant to the laws governing descent and distribution.  Any transferee of Equity Securities pursuant to an Involuntary Transfer shall remain bound by and subject to the obligations and restrictions applicable to such Equity Securities to the fullest extent permissible under applicable Law.

“Law(s)” means all laws, statutes, ordinances, rules, regulations, judgments, injunctions, orders and decrees.

“Negotiation Period” has the meaning set forth in Section 3.3(c).

“New Stock” has the meaning set forth in Section 6.3.

“New York Court” has the meaning set forth in Section 10.10.

“Offer Notice” has the meaning set forth in Section 4.1.

“Offered Shares” has the meaning set forth in Section 4.1.

“Offering Investor” has the meaning set forth in Section 4.1.

“Other Investor” means, for purposes of Section 5 with respect to any Selling Investor, all Investors other than such Selling Investor.

“Party” and “Parties” have the meanings set forth in the preamble.

“Permitted Transfer” means Transfers among the RSL Investors or Transfers among the TW Investors, as the case may be.

“Person” means any individual, corporation, partnership, limited liability company, association or trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Potential Acquiror” has the meaning set forth in Section 3.3(c).

“Proposed Securities” has the meaning set forth in Section 7.1(a).

“QEF Election” has the meaning set forth in Section 6.7.

“Registration Rights Agreement” means that certain Registration Rights Agreement by and between the Company and TW, dated as of the date hereof.

“ROFO Recipients” has the meaning set forth in Section 4.1.

“RSL CME GP” has the meaning set forth in the preamble.

“RSL CME LP” has the meaning set forth in the preamble.

“RSL Excluded Persons” means Adele Guernsey L.P, Leonard Lauder, LWG Family Partners, L.P., RAJ Family Partners, L.P. and Richard Rich.

“RSL Excluded Shares” means (i) the TW Shares, (ii) the 3,138,566 Class B Common Shares beneficially owned by Adele Guernsey L.P., (iii) the 72,620 Class B Common Shares beneficially owned by Leonard Lauder, (iv) the 110,717 Class B Common Shares beneficially owned by LWG Family Partners, L.P., (v) the 29,999 Class A Common Shares beneficially owned by Adele Guernsey L.P., (vi) the 30,000 Class A Common Shares beneficially owned by LWG Family Partners, L.P., (vii) the 1 Class A Common Share beneficially owned by Richard Rich and (viii) the 105,231 Class B Common Shares beneficially owned by RAJ Family Partners, L.P.

“RSL Investors” has the meaning set forth in the preamble.

“RSL Permitted Transferee” means (A) any Person that (i) is in the same Group as Ronald S. Lauder and (ii) is a transferee in connection with a Transfer pursuant to a bona fide estate planning purpose or (B) any Person that is a transferee in connection with an Involuntary Transfer; provided, that any Class B Common Shares Transferred pursuant to clauses (i), (ii), (iii) and (iv) of the definition of Involuntary Transfer shall first be converted to Class A Common Shares.  No Person shall be an RSL Permitted Transferee pursuant to clause (A) until such transferee has executed and delivered to TW and the Company (x) a joinder to this Agreement in the form annexed hereto as Exhibit A pursuant to which such transferee agrees to be bound by this Agreement, and to be treated as, and be entitled to the benefits of, and subject to the obligations and restrictions applicable to, the RSL Investors for all purposes of this Agreement; and (y) a joinder to the TW Voting Agreement in the form annexed to the TW Voting Agreement as Exhibit A pursuant to which such transferee agrees to be bound by the TW Voting Agreement, and to be treated as, and be entitled to the benefits of, and subject to the obligations and restrictions applicable to, the RSL Investors for all purposes of the TW Voting Agreement; and provided further that, in the case of clause (A) above, any such Person remains in the same Group as Ronald S. Lauder (and if such Person ceases to be in the same Group as Ronald S. Lauder, an RSL Investor shall give notice promptly to TW and the Company of the change in circumstances and such former Group member of Ronald S. Lauder shall immediately and unconditionally Transfer any Equity Securities held by it back to Ronald S. Lauder or an RSL Permitted Transferee).  No Person shall be an RSL Permitted Transferee pursuant to clause (B) above until such Transferee has executed and delivered to TW and the Company a joinder as set forth in clause (x) and clause (y) to the fullest extent permitted under applicable Law.  For the avoidance of doubt, any Person that is a transferee pursuant to a Permitted Transfer from an RSL Investor shall be an RSL Permitted Transferee.

“RSL Savannah” has the meaning set forth in the preamble.

“Securities Act” means the Securities Act of 1933.

“Selling Investor” has the meaning set forth in Section 5.1.

“Standstill Period” has the meaning set forth in Section 3.3(d).

“Tag-Along Notice” has the meaning set forth in Section 5.1.

“Tag-Along Rights” has the meaning set forth in Section 5.2.

“Tag-Along Transaction” means the Transfer by any Investor of any Equity Securities held by such Investor (in a Transfer permitted pursuant to Section 3 hereof), whether in one transaction or in a series of related transactions.  A Tag-Along Transaction shall not include any Transfer (a) that constitutes a Permitted Transfer, (b) effected in connection with the consummation of a Change of Control Transaction, (c) that constitutes a TW Upstream Transfer, (d) effected pursuant to Section 4 or (e) that constitutes 1% or less in any single transaction (or 3% or less in the case of all such Transfers in the aggregate) of the Equity Securities beneficially owned by such Investor and its Affiliates in the aggregate, on the Closing Date.

“Tag-Along Transferee” has the meaning set forth in Section 5.2.

“Takeover Proposal” has the meaning set forth in Section 3.3(c).

“Time Warner” means Time Warner Inc., a Delaware corporation (including any successor entity thereto).

“Transfer” means a direct or indirect transfer in any form, including a sale, assignment, conveyance, pledge, charge, mortgage, encumbrance, securitization, hypothecation or other disposition, or any purported severance or alienation of any beneficial interest (including the creation of any derivative or synthetic interest) or “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on the date hereof), or the act of so doing, as the context requires, other than any bona fide mortgage, encumbrance, pledge or hypothecation of capital stock to a financial institution in connection with any bona fide loan to an RSL Investor or a TW Investor from such financial institution in which such financial institution does not have the power to vote or dispose of such capital stock other than in the case of a default caused by the actions or inactions of such Investor and provided that such financial institution executes a joinder to this Agreement in the form annexed hereto as Exhibit A; provided, that the following shall not constitute a Transfer: (x) a transfer of voting power by a TW Investor to the Voting Rights Holder (as defined in the TW Voting Agreement) pursuant to the TW Voting Agreement and (y) any distribution of Equity Securities of the Company by any RSL Investor or any of its Affiliates (including CME Holdco and, for purposes of this clause (y), the RSL Excluded Persons) to any shareholder, member or partner of such RSL Investor or such Affiliate, pursuant to the terms of such RSL Investor’s or such Affiliate’s governing documents.

“TW” has the meaning set forth in the preamble.

“TW Investors” has the meaning set forth in the preamble.

“TW Permitted Transferee” means (i) any Person that is a direct or indirect wholly owned subsidiary of Time Warner or (ii) any Person that is a transferee in connection with clause (ii) of the definition of Involuntary Transfer; provided that any Class B Common Shares Transferred pursuant to clause (ii) of the definition of Involuntary Transfer shall first be converted to Class A Common Shares.  No Person shall be a TW Permitted Transferee hereunder pursuant to clause (i) above until such Person has executed and delivered to the Company (x) a joinder to this Agreement in the form annexed hereto as Exhibit A pursuant to which such transferee agrees to be bound by this Agreement, and to be treated as, and be entitled to the benefits of, and subject to the obligations and restrictions applicable to, the TW Investors for all purposes of this Agreement and (y) a joinder to the TW Voting Agreement in the form annexed to the TW Voting Agreement as Exhibit A pursuant to which such transferee agrees to be bound by the TW Voting Agreement, and to be treated as, and be entitled to the benefits of, and subject to the obligations and restrictions applicable to, the TW Investors for all purposes of the TW Voting Agreement; and, provided further that, in the case of clause (i) above, any such Person remains a direct or indirect wholly owned subsidiary of Time Warner (and if such Person ceases to a direct or indirect wholly owned subsidiary of Time Warner, TW shall give notice promptly to RSL Savannah and the Company of the change in circumstances and such former direct or indirect wholly owned subsidiary of Time Warner shall immediately and unconditionally Transfer any Equity Securities held by it back to TW or a TW Permitted Transferee).  No Person shall be a TW Permitted Transferee pursuant to clause (ii) above until such Transferee has executed and delivered to the Company a joinder as set forth in clause (x) and clause (y) to the fullest extent permitted under applicable Law.

“TW Shares” has the meaning set forth in the recitals.

“TW Subscription Agreement” has the meaning set forth in the recitals.

“TW Upstream Transfer” means Transfers of the securities of Time Warner, including a Change of Control Transaction (provided that, for purposes of this definition, “the Company” in the definition of Change of Control Transaction shall be replaced with “Time Warner”), and issuances of securities of Time Warner by Time Warner.

“TW Voting Agreement” has the meaning set forth in the recitals.

3.              Transfer Restrictions.

3.1.           Subject in all respects to compliance with Sections 3.2 and 3.3:

(a)            On or prior to the earliest of (i) [•], 2013, (ii) the date on which the RSL Investors and their Affiliates in the aggregate have Transferred more than 10% (measured as of the first day of such period) of the Equity Securities beneficially owned by the RSL Investors and their Affiliates in the aggregate in any given 365 day period and (iii) the date on which the RSL Investors and their Affiliates in the aggregate have Transferred more than 30% (measured as of the date hereof) of the Equity Securities beneficially owned by the RSL Investors and their Affiliates in the aggregate, no TW Investor shall Transfer any Equity Securities (which Equity Securities for purposes of this clause shall not include any Class A Common Shares acquired by any TW Investor after the date hereof from any Person other than any RSL Investors or any of their respective Affiliates) at any time other than with respect to Transfers (A) that constitute Permitted Transfers, (B) that are approved by each of RSL Savannah, TW and the Company, it being understood that the Company’s consent shall (x) not be unreasonably withheld and (y) be required only to the extent such Transfer would cause a default under the outstanding indebtedness of the Company as in effect on the Effective Date as set forth on Schedule A to the TW Voting Agreement, (C) effected in connection with the consummation of a Change of Control Transaction, (D) by any TW Investor in compliance with the terms and conditions of Section 5 (Tag-Along Rights) pursuant to a Tag-Along Transaction initiated by an RSL Investor or (E) that constitute TW Upstream Transfers; it being understood that with respect to any Transfer by any TW Investor that is permitted pursuant to this Section 3.1(a) (except with respect to Transfers pursuant to clauses (A) through (E) hereof) prior to [•], 2013, such transferring TW Investor must first comply with the terms and conditions of Section 4 (Right of First Offer) and Section 5 (Tag-Along Rights) hereof.

(b)            Each RSL Investor shall be permitted to freely Transfer any Equity Securities without restriction, subject to compliance with the terms and conditions of Section 4 (Right of First Offer) and Section 5 (Tag-Along Rights) hereof; it being understood that with respect to Transfers (A) that constitute Permitted Transfers, (B) that are approved by each of RSL Savannah, TW and the Company, it being understood that the Company’s consent shall (x) not be unreasonably withheld and (y) be required only to the extent such Transfer would cause a default under the outstanding indebtedness of the Company as in effect on the Effective Date as set forth on Schedule A to the TW Voting Agreement or (C) that are effected in connection with the consummation of a Change of Control Transaction, such RSL Investor shall not be required to comply with the terms and conditions of Section 4 (Right of First Offer) and Section 5 (Tag-Along Rights) hereof.

(c)            Any transferee pursuant to any Permitted Transfer shall agree in writing with the Parties to be bound by, to comply with all applicable provisions of, and to be deemed to be an Investor for purposes of, this Agreement, and shall be made a Party hereto by executing a joinder agreement in the form attached as Exhibit A hereto.  Any purported Transfer in violation of the provisions of this Section 3 or the Company’s Bye-laws shall be null and void and of no force and effect.  For the avoidance of doubt, each Investor hereby agrees and acknowledges that the Company shall not be obligated to recognize or register any Transfer that is in violation of this Agreement or the Company’s Bye-laws, and the Company shall not be obligated to, at any meeting of the Company, recognize the vote(s) applicable to any Equity Security that has been so Transferred in violation of this Agreement or the Company’s Bye-laws.

3.2.           Conversion of Shares.

(a)           Each TW Investor agrees and acknowledges that should such TW Investor seek to Transfer any Class B Common Shares (except in connection with a TW Upstream Transfer) held by such TW Investor to a third party that is not a TW Permitted Transferee, prior to, and as a condition to, such Transfer, such TW Investor shall cause the Class B Common Shares that are proposed to be Transferred to be converted into Class A Common Shares and such Transfer shall be treated as an automatic election by such TW Investor to convert such Class B Common Shares into Class A Common Shares under Section 3(4) of the Company’s Bye-laws and the Company hereby agrees that, upon any such deemed election, it shall amend its register of shareholders to reflect that conversion.

(b)            Except with respect to (i) Transfers to other RSL Permitted Transferees or (ii) during the term of the TW Voting Agreement, Transfers to any TW Investors, each RSL Investor agrees and acknowledges that should such RSL Investor or any Affiliate of such RSL Investor, at any time, propose to Transfer any Class B Common Shares held by such RSL Investor or any Affiliate of such RSL Investor, prior to, and as a condition to such Transfer, such RSL Investor shall cause the Class B Common Shares that are proposed to be Transferred to be converted into Class A Common Shares and such Transfer shall be treated as an automatic election by such RSL Investor to convert such Class B Common Shares into Class A Common Shares under Section 3(4) of the Company’s Bye-laws and the Company hereby agrees that, upon any such deemed election, it shall amend its register of shareholders to reflect that conversion.  All Class B Common Shares Transferred by an RSL Investor or any Affiliate of such RSL Investor to a TW Investor pursuant to the terms of this Agreement shall be converted into Class A Common Shares immediately prior to the expiration of the TW Voting Agreement and the expiration of the TW Voting Agreement shall be treated as an automatic election by such TW Investor to convert such Class B Common Shares into Class A Common Shares under Section 3(4) of the Company’s Bye-laws and the Company hereby agrees that, upon any such deemed election, it shall amend its register of shareholders to reflect that conversion.

(c)            Notwithstanding anything to the contrary herein, prior to [•], 2013, each RSL Investor agrees and acknowledges that it shall not, and it shall cause all of its Affiliates not to, Transfer any Class B Common Shares held by any such RSL Investor or Affiliate thereof if (i) as a result or consequence of such Transfer or (ii) assuming the conversion, exercise or exchange of other securities of the Company that are issued and outstanding after giving effect to such Transfer that are vested, exercisable or convertible (in all cases, excluding any vested options or convertible securities that have an exercise or conversion price per share greater than the Fair Market Value of the Class A Common Shares at such time) immediately after giving effect to such Transfer, all Class B Common Shares issued and outstanding would automatically convert into Class A Common Shares pursuant to the Company’s Bye-laws; provided, that this Section 3.2(c) shall not apply to any Transfers made by any RSL Investor in connection with (i) a Change of Control Transaction or (ii) an Involuntary Transfer.

(d)            Each TW Investor agrees and acknowledges that immediately prior to the termination of the TW Voting Agreement, such TW Investor shall cause the conversion of all Class B Common Shares received by any TW Investor from any RSL Investor into Class A Common Shares and that such conversion will be treated as an automatic election by such TW Investor to convert such Class B Common Shares into Class A Common Shares under Section 3(4) of the Company’s Bye-laws and the Company hereby agrees that, upon any such deemed election, it shall amend its register of shareholders to reflect that conversion.

(e)            Prior to [•], 2013, each TW Investor agrees and acknowledges that it shall not, and it shall cause its Affiliates not to, without the prior written consent of RSL Savannah, cause the conversion of any Class B Common Shares held by the RSL Investors and their Affiliates into Class A Common Shares by converting any of the Class B Common Shares held by the TW Investors and their Affiliates into Class A Common Shares for so long as such Class B Common Shares are held by the TW Investors and their Affiliates.

3.3.           Change of Control Transaction.

(a)            Notwithstanding anything to the contrary herein, prior to [•], 2012, each TW Investor agrees and acknowledges that, without the prior written consent of RSL Savannah, it shall not, and it shall cause all of its Affiliates not to, initiate, solicit, knowingly facilitate or enter into any discussions, negotiations, arrangements or understandings with respect to a Change of Control Transaction or similar corporate transaction.  Between [•], 2012 and [•], 2013, TW shall consult with RSL Savannah and the Company on a current basis and in good faith with respect to any discussions, negotiations, arrangements or understandings undertaken by a TW Investor or any of their respective Affiliates in connection with a Change of Control Transaction, and TW shall notify RSL Savannah and the Company in writing within thirty (30) days prior to the initiation of a sale process or the entry into negotiations by TW or any Affiliate thereof in connection with a Change of Control Transaction or similar corporate transaction.

(b)            Prior to [•], 2013, RSL Savannah and the Company, as the case may be, shall consult with TW on a current basis and in good faith with respect to any discussions, negotiations, arrangements or understandings undertaken by an RSL Investor or any of their respective Affiliates or the Company, as the case may be, in connection with a Change of Control Transaction, and it, as the case may be, shall notify TW in writing within thirty (30) days prior to the initiation of a sale process or the entry into negotiations by an RSL Investor or any of its Affiliates or the Company, as the case may be, in connection with a Change of Control Transaction or similar corporate transaction, subject to TW’s entry into a customary confidentiality agreement in such form and substance reasonably acceptable to RSL Savannah or the Company, as the case may be.

(c)            In the event that at any time the Board of Directors of the Company (the “Board”) has determined to approve and/or recommend to the shareholders of the Company an offer or proposal from any Person with respect to a Change of Control Transaction (a “Takeover Proposal”), and at such time the TW Investors beneficially own, directly or indirectly, not less than 25% of the TW Shares (as adjusted for splits, combination of shares, reclassification, recapitalization or like changes in capitalization and whether such TW Shares are in the form of Class A Common Shares or Class B Common Shares), the Company shall: (i) give each TW Investor prompt written notice of (A) such determination by the Board with respect to such Takeover Proposal and (B) the material terms and conditions of the Takeover Proposal, including the identity of the party making such Takeover Proposal (the “Potential Acquiror”), subject to any agreements between the Company and the Potential Acquiror with respect to an obligation of the Company to maintain the confidentiality of the identity of the Potential Acquiror, and, if available, a copy of the relevant proposed transaction agreements with such party and any other material information necessary for the TW Investor to understand the terms and conditions of the Takeover Proposal (including any relevant non-public information provided to the Potential Acquiror or its Affiliates or representatives), (ii) give each TW Investor ten (10) days after delivery of such notice (the “Negotiation Period”) to propose to the Company an alternate transaction constituting a Change of Control Transaction involving such TW Investor or its Affiliates and (iii) negotiate in good faith with such TW Investor or its Affiliates with respect to such alternate proposal.  If such alternate proposal is more favorable to the shareholders of the Company from a financial point of view than the Takeover Proposal, (I) the Board shall approve and recommend to the shareholders of the Company the transaction that is the subject of such alternate proposal made by a TW Investor or an Affiliate thereof and (II) each RSL Investor shall, and shall cause its Affiliates to, accept such alternate proposal made by a TW Investor or Affiliate thereof (whether by vote or tender) in respect of all Equity Securities that are beneficially owned by such RSL Investor; provided that, the Board and each RSL Investor shall be under no obligation to approve, recommend to shareholders or accept, as the case may be, any alternate proposal to the extent that a Person has offered a subsequent Takeover Proposal that is more favorable to the shareholders of the Company from a financial point of view than such alternate proposal; provided, however, in the event of such subsequent Takeover Proposal, the Company shall comply with clauses (i), (ii) and (iii) of this Section 3.3(c) with respect thereto and the Negotiation Period shall recommence.  Subject to the foregoing sentence, the good faith determination of the majority of the disinterested directors of the Board as to whether any alternate proposal is more favorable to the shareholders of the Company from a financial point of view, compared to the most recent Takeover Proposal, shall be conclusive.  In the event that no TW Investor or any Affiliate thereof makes an alternate proposal to the Company as provided by the foregoing, each TW Investor shall accept such Takeover Proposal (whether by vote or tender) in respect of all Equity Securities that are beneficially owned by such TW Investor within the time period required by such Takeover Proposal, unless the Board withdraws, withholds, qualifies or modifies or fails to promptly reconfirm (in the case of the public announcement of an alternate Change of Control Transaction to the Takeover Proposal) its recommendation of the Takeover Proposal.

(d)            The TW Investors agree that until the termination of the TW Voting Agreement (the “Standstill Period”), without the prior written consent of the Board, none of the TW Investors shall, alone or as part of a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as in effect on the date hereof) or in concert with others, in any manner acquire, directly or indirectly, any Equity Securities that would result in the TW Investors and their Affiliates owning Equity Securities representing more than 49.9% of the aggregate voting power of all Equity Securities outstanding at the time of any such acquisition and without regard to any possible subsequent changes in the capitalization of the Company.  Notwithstanding anything contained herein to the contrary, this Section 3.3(d) shall not prohibit or limit the ability of the TW Investors to (A) acquire Class A Common Shares upon (x) the conversion of any Class B Common Shares held by the TW Investors or (y) receive Equity Securities issued or issuable by way of dividend, split, subdivision, conversion or consolidation of shares or in connection with a reclassification, recapitalization, amalgamation, merger, consolidation, going private, tender offer, amalgamation, change of control, other reorganization or otherwise in exchange for or with respect to Equity Securities owned by the TW Investors, (B) acquire any Equity Securities in any transaction or series of transactions approved and/or recommended to the shareholders of the Company by the Board pursuant to which the TW Investors acquire a controlling interest in the Company (whether by merger, consolidation, amalgamation, tender offer, recapitalization, reorganization, scheme of arrangement or any other transaction, including pursuant to Section 3.3(c)), or (C) make any proposal to the Board to acquire, or acquire, any Equity Securities in any transaction or series of transactions pursuant to which the TW Investors would acquire a controlling interest in the Company (whether by merger, consolidation, amalgamation, tender offer, recapitalization, reorganization, scheme of arrangement or any other transaction, including pursuant to Section 3.3(c)).

4.              Right of First Offer.

4.1.           Prior to any Transfer by the RSL Investors or their Affiliates or the TW Investors or their Affiliates of any Equity Securities (such transferring Person, an “Offering Investor”), the Offering Investor shall deliver to the TW Investors or the RSL Investors, as applicable (such Investors, the “ROFO Recipients”), written notice (the “Offer Notice”) stating such Offering Investor’s intention to effect such a Transfer, the number of Equity Securities subject to such Transfer (the “Offered Shares”), and the material terms and conditions of the proposed Transfer.  Notwithstanding the foregoing, Transfers that (i) constitute Permitted Transfers, (ii) are approved by each of RSL Savannah, TW and the Company, it being understood that the Company’s consent shall not be unreasonably withheld and shall only be required only to the extent such Transfer would cause a default under the outstanding indebtedness of the Company as in effect on the Effective Date as set forth on Schedule A to the TW Voting Agreement, (iii) are effected in connection with the consummation of a Change of Control, (iv) convey 1% or less in any single transaction (or 3% or less in the case of all such Transfers in the aggregate per annum) of the Equity Securities beneficially owned by the RSL Investors and their Affiliates in the aggregate or owned by the TW Investors and their Affiliates in the aggregate, as applicable, on the date hereof, (v) occur following [•], 2013 or (vi) constitute TW Upstream Transfers, shall not be subject to compliance with this Section 4.  The Offer Notice may require that the signing of any sale documentation relating to the Offered Shares to the ROFO Recipients occur on a date that is no less than fifteen (15) days, and no more than thirty (30) days, after the date of the Offer Notice.

4.2.           Upon receipt of the Offer Notice, the ROFO Recipients shall have an irrevocable, non-transferable option for fifteen (15) days to purchase from the Offering Investor on the terms and conditions described in the Offer Notice all, but not less than all, of the Offered Shares, by sending irrevocable written notice of such acceptance to the Offering Investor and the Company stating the ROFO Recipients’ intention to collectively purchase all of the Offered Shares and the ROFO Recipients shall then be obligated to purchase, and the Offering Investor shall then be obligated to sell the Offered Shares on the terms and conditions set forth in the Offer Notice.

4.3.           If the ROFO Recipients do not elect to purchase all of the Offered Shares pursuant to this Section 4, then the Offered Shares set forth in the Offer Notice shall be deemed declined and the Offering Investor shall be free for a period of thirty (30) days from the date the written notice from the ROFO Recipients was due to be received by the Offering Investor to enter into customary definitive agreements to Transfer the Offered Shares to any Person for consideration having a Fair Market Value equal to or greater than the consideration set forth in the Offer Notice, and otherwise on terms and conditions no more favorable, in any material respect, to the transferee than the terms and conditions contained in the Offer Notice, and to transfer to such Person the Offered Shares pursuant to such definitive agreements.  The Fair Market Value of any non-cash consideration shall be determined in accordance with the Pricing Procedure set forth in Section 10.14.

4.4.           If the ROFO Recipients do not elect to purchase all of the Offered Shares pursuant to this Section 4, and the Offering Investor has not entered into a definitive agreement described in Section 4.3 within thirty (30) days and consummated an alternative Transfer within one hundred and eighty (180) days, in each case, from the date the written notice from the ROFO Recipients was due to be received by the Offering Investor, then the provisions of this Section 4 shall again apply, and such Offering Investor shall not Transfer or offer to Transfer such Equity Securities without again complying with this Section 4.

4.5.           Upon exercise by the ROFO Recipients of their right of first offer, the ROFO Recipients and the Offering Investor shall be legally obligated to consummate the purchase contemplated thereby, on the terms and conditions set forth in the Offer Notice and shall use their commercially reasonable efforts to (i) secure any Governmental Approvals required to comply with all applicable Laws as soon as reasonably practicable, (ii) take all such other actions and to execute such additional documents as are reasonably necessary or appropriate in connection therewith and (iii) consummate the purchase of the Offered Shares as promptly as practicable.

4.6.           The restrictions set forth in this Section 4 are in addition to (and not in lieu of) the restrictions set forth in Section 3.  All Class B Common Shares subject to Transfer to any TW Investor in connection with the exercise of the right of first offer described in this Section 4 during the term of the TW Voting Agreement shall be automatically converted into Class A Common Shares immediately prior to the expiration of the TW Voting Agreement, and such Transfer shall be treated as an automatic election by such TW Investor to convert such Class B Common Shares into Class A Common Shares under Section 3(4) of the Company’s Bye-laws and the Company hereby agrees that, upon any such deemed election, it shall amend its register of shareholders to reflect that conversion.

4.7.           If the ROFO Recipients consist of more than one TW Investor or RSL Investor, each TW Investor or RSL Investor, as applicable, shall be entitled to acquire its pro rata portion (based on the number of Equity Securities held by each such TW Investor or RSL Investor, respectively, on the date of receipt of the Offer Notice) of the Offered Shares, or such other proportion as the TW Investors or the RSL Investors, as applicable, may agree mutually.

4.8.           Notwithstanding the foregoing, prior to any Transfer of any Equity Securities by an Offering Investor pursuant to this Section 4, the Offering Investor shall, after complying with the provisions of this Section 4, comply with the provisions of Section 5 hereof, if applicable.

5.              Tag-Along Rights.

5.1.           Subject to complying with the provisions of Section 4 above, if any Investor(s) or any Affiliate of such Investor(s) (for purposes of this Section 5, a “Selling Investor”) proposes to effect a Tag-Along Transaction prior to and including [•], 2013, then such Selling Investor(s) shall give written notice (a “Tag-Along Notice”) to each Other Investor setting forth in reasonable detail the terms and conditions of such proposed Transfer, including the proposed amount and form of consideration, terms and conditions of payment and a summary of any other material terms pertaining to the Transfer.  In the event that the terms and/or conditions set forth in the Tag-Along Notice are thereafter amended in any respect, the Selling Investor(s) shall give written notice (an “Amended Tag-Along Notice”) of the amended terms and conditions of the proposed Transfer to each Other Investor.  The Selling Investor(s) shall provide additional information with respect to the proposed Transfer as reasonably requested by the Other Investors.

5.2.           The Other Investors shall have the right, exercisable upon written notice to the Selling Investor(s) within twenty (20) days after receipt of any Tag-Along Notice, or, if later, within seven (7) days of such receipt of the most recent Amended Tag-Along Notice, to participate in the proposed Transfer by the Selling Investor(s) to the proposed purchaser (the “Tag-Along Transferee”) on the terms and conditions set forth in such Tag-Along Notice or the most recent Amended Tag-Along Notice, as the case may be (such participation rights being hereinafter referred to as “Tag-Along Rights”).  Any Other Investor that has not notified the Selling Investor(s) of its intent to exercise Tag-Along Rights within twenty (20) days of receipt of a Tag-Along Notice (or, if applicable, within seven (7) days of receipt of an Amended Tag-Along Notice) shall be deemed to have elected not to exercise such Tag-Along Rights with respect to the Transfer contemplated by such Tag-Along Notice.  Each Other Investor may participate with respect to Equity Securities owned by such Party in an amount equal to the product of (i) a fraction, the numerator of which is equal to the total number of Equity Securities owned by such Other Investor, and the denominator of which is the aggregate number of Equity Securities collectively owned by the Selling Investor(s), all participating Other Investors, all other holders of Equity Securities who have exercised a Tag-Along Right similar to the rights granted to the Other Investors in this Section 5 that are in existence on the Effective Date (excluding any vested options or convertible securities that have an exercise or conversion price per share greater than the price per share to be paid by the Tag-Along Transferee) and (ii) the total number of Equity Securities that the Tag-Along Transferee has agreed or committed to purchase.

5.3.           At the closing of the Transfer to any Tag-Along Transferee pursuant to this Section 5, the Tag-Along Transferee shall remit to each Other Investor the consideration for the Equity Securities of such Investor sold pursuant hereto (less each Other Investor’s pro rata portion of the consideration to be escrowed or held back, if any, as described below), against delivery by such Other Investor of certificates (if any) or other instruments evidencing such Equity Securities, duly endorsed for Transfer or with duly executed stock powers, instruments of transfer or similar instruments, or such other instrument of Transfer of such Equity Securities as may be reasonably requested by the Tag-Along Transferee and the Company, with all stock transfer taxes paid and stamps affixed.  Additionally, each Other Investor shall comply with any other conditions to closing generally applicable to such Selling Investor(s) and all Other Investors selling Equity Securities in such transaction.  The consummation of such proposed Transfer shall be subject to the sole discretion of the Selling Investor(s), who shall have no liability or obligation whatsoever to any Other Investor participating therein other than to obtain for such Other Investor the same terms and conditions as those set forth in the Tag-Along Notice or any Amended Tag-Along Notice.  Each Other Investor shall receive the same amount and form of consideration received by the Selling Investor for each Share.  To the extent that the Parties are to provide any indemnification or otherwise assume any other post-closing liabilities, the Selling Investor(s) and all Other Investors selling Equity Securities in a transaction under this Section 5 shall do so severally and not jointly (and on a pro rata basis in accordance with their Equity Securities being sold and solely with respect to the representations, warranties and covenants that are applicable to such Selling Investor in connection with such Transfer), and their respective potential liability thereunder shall not exceed the proceeds received, subject to customary exceptions in excess of such limits.

6.              Other Agreements.

6.1.           RSL Voting.

(a)            Subject to Section 6.3 below, for so long as the TW Investors and their Affiliates beneficially own, directly or indirectly, at least 25% of the TW Shares (as adjusted for splits, combination of shares, reclassification, recapitalization or like changes in capitalization and whether such TW Shares are in the form of Class A Common Shares or Class B Common Shares), the RSL Investors shall not, and shall cause their respective Affiliates not to, vote any Equity Securities beneficially owned by such Persons, respectively, in favor of, or consent to (except in connection with approving the transactions contemplated by the TW Subscription Agreement), (i) an increase (via stock split, recapitalization, reclassification or otherwise) in the number of Class B Common Shares authorized by the Company’s Bye-laws as in existence on the Effective Date, (ii) the issuance by the Company of any Class B Common Shares, (iii) the issuance by the Company of any preferred stock (or any other securities) with general or specific voting rights superior to those of the Class A Common Shares, (iv) the authorization or issuance by the Company or any of its subsidiaries of any securities exercisable for or convertible or exchangeable into (A) Class B Common Shares or (B) preferred stock of the Company (or any other securities of the Company) with general or specific voting power superior to those of the Class A Common Shares or (v) a modification of the terms of the Class B Common Shares as such terms existed on Effective Date.  For avoidance of doubt, a class of securities the holders of which are entitled to vote as a separate class on any matter submitted to the shareholders of the Company, other than as required by Law (except in the case of a Change of Control Transaction), shall be deemed, for purposes of this Agreement, to constitute securities with general or specific voting rights superior to those of the Class A Common Shares.

(b)            The RSL Investors shall use their best efforts to vote, and shall use their best efforts to cause their Affiliates to vote, all Equity Securities beneficially owned by them as of the date thereof at each annual or special general meeting of the shareholders of the Company called for the purpose of filling positions on the Board, or by written consent executed in lieu of such a meeting of shareholders, in favor of, the election to the Board of (A) two Persons designated by the TW Investors as long as the TW Investors and their Affiliates beneficially own at least a majority of the TW Shares (as adjusted for splits, combination of shares, reclassification, recapitalization or like changes in capitalization and whether such TW Shares are in the form of Class A Common Shares or Class B Common Shares) or (B) one Person designated by the TW Investors as long as the TW Investors and their Affiliates beneficially own at least 25% of the TW Shares (as adjusted for splits, combination of shares, reclassification, recapitalization or like changes in capitalization and whether such TW Shares are in the form of Class A Common Shares or Class B Common Shares), and the RSL Investors shall take all such other actions reasonably within their power as shareholders of the Company to cause such Persons to be elected to the Board.  The right of the TW Investors set forth in this Section 6.1(b) may not be Transferred to any Person except a TW Permitted Transferee.

6.2.           Issuance of New Securities.

(a)            Subject to Section 6.3 below, for so long as the TW Investors and their Affiliates beneficially own, directly or indirectly, at least 25% of the TW Shares (as adjusted for splits, combination of shares, reclassification, recapitalization or like changes in capitalization and whether such TW Shares are in the form of Class A Common Shares or Class B Common Shares), the Company shall not, without the consent of TW (which consent shall not be subject to the TW Voting Agreement) (except in connection with the transactions contemplated by the TW Subscription Agreement), (i) propose or authorize an increase (via stock split, recapitalization, reclassification or otherwise) in the number of Class B Common Shares authorized by the Company’s governing documents as in existence on the Effective Date, (ii) issue any Class B Common Shares, (iii) issue any preferred stock (or any other securities) with general or specific voting rights superior to those of the Class A Common Shares or (iv) issue, or authorize the issuance of, by the Company or any of its subsidiaries, of any securities exercisable for or convertible or exchangeable into (A) Class B Common Shares or (B) any preferred stock of the Company (or any other securities of the Company) with general or specific voting power superior to those of the Class A Common Shares; provided, that the Company may issue options to purchase Class B Common Shares to RSL Savannah or any RSL Permitted Transferee (including Ronald S. Lauder) in connection with Ronald S. Lauder’s compensation for serving on the Board, including (i) any options that have been granted prior to the Effective Date and (ii) after the Effective Date, in an amount not to exceed options to purchase 5,000 Class B Common Shares per year.

(b)           Subject to Section 6.3 below, for so long as the RSL Investors and their Affiliates beneficially own, directly or indirectly, at least 25% of the Equity Securities (excluding the RSL Excluded Shares, and as adjusted for splits, combination of shares, reclassification, recapitalization or like changes in capitalization and whether such Equity Securities are in the form of Class A Common Shares or Class B Common Shares) held by them at the Closing Date, the Company shall not, without the consent of RSL Savannah (except in connection with the transactions contemplated by the TW Subscription Agreement), (i) propose or authorize an increase (via stock split, recapitalization, reclassification or otherwise) in the number of Class B Common Shares authorized by the Company’s governing documents as in existence on the Effective Date, (ii) issue any Class B Common Shares, (iii) issue any preferred stock (or any other securities) with general or specific voting rights superior to those of the Class A Common Shares or (iv) issue, or authorize the issuance of, by the Company or any of its subsidiaries, of any securities exercisable for or convertible or exchangeable into (A) Class B Common Shares or (B) any preferred stock of the Company (or any other securities of the Company) with general or specific voting power superior to those of the Class A Common Shares; provided, that the Company may issue options to purchase Class B Common Shares to RSL Savannah or any RSL Permitted Transferee (including Ronald S. Lauder) in connection with Ronald S. Lauder’s compensation for serving on the Board, including (i) any options that have been granted prior to the Effective Date and (ii) after the Effective Date, in an amount not to exceed options to purchase 5,000 Class B Common Shares per year.

6.3.           Issuance of New Stock.  Notwithstanding anything to the contrary herein, the Company may create, issue or authorize the issuance of, by the Company or any of its subsidiaries, any preferred stock, or any securities exercisable for or convertible or exchangeable into, preferred stock (collectively, the “New Stock”) of the Company with a market rate liquidation preference superior to the liquidation preference rights attached to the Class A Common Shares; provided, that such shares of New Stock shall not have general or specific voting rights superior to those of the Class A Common Shares and that the holders of such shares of New Stock shall not be entitled to vote as a separate class on any matter submitted to the shareholders of the Company for approval relating to a Change of Control Transaction, or, except as required by Law, on any other matter; provided, further that the Company may grant holders of any shares of New Stock the right to designate directors to the Board in such number which shall not exceed an amount of directors reasonably proportionate to such holders’ ownership interest in the Company (except in the case of a default by the Company of the payment of dividends due to be paid to such holders of shares of New Stock pursuant to the terms of such New Stock, and in such case, such right to designate directors to the Board shall only survive for so long as such default is not cured).

6.4.           Agreement to Cooperate.  In connection with any Transfer of Class B Common Shares by the RSL Investors or their Affiliates to the TW Investors in accordance with the terms of this Agreement at any time prior to the termination of the TW Voting Agreement, the RSL Investors shall, and shall cause their respective Affiliates to, cooperate with TW in structuring such Transfer in such a manner as to avoid the conversion of such Class B Common Shares into Class A Common Shares.  All such Class B Common Shares Transferred in accordance with this Section 6.4 shall be (a) subject to the TW Voting Agreement and (b) converted by the applicable TW Investor into Class A Common Shares immediately prior to the expiration of the TW Voting Agreement.

6.5.           Permitted Holder.  In the event the Company proposes to enter into any third party financing agreements or any other agreement (or amend any financing agreement or other agreement in existence on the Effective Date) in which a default or fundamental change  by the Company is triggered by the beneficial ownership of Equity Securities by a shareholder of the Company or the Transfer of Equity Securities by a shareholder of the Company, the Company shall use commercially reasonable efforts to qualify the TW Investors as “permitted holders” (or the applicable similar term) of Class B Common Shares and other Equity Securities pursuant to any such agreement or amended agreement.

6.6.           Conduct of Business.  The Company and its Subsidiaries will not use or offer to use, directly or indirectly, any funds for any unlawful contribution, gift, entertainment or other unlawful payment to any foreign or domestic government official or employee, or any political party, party official, political candidate or official of any public international organization in violation of any applicable Law, including, as applicable, the U.S. Foreign Corrupt Practices Act of 1977, as amended.  The Company has and will continue to enforce its anti-bribery compliance program, which is designed to detect and prevent any violations of applicable anti-bribery laws, which includes, among other things and as appropriate, the adoption and implementation of a policy against violations of applicable anti-bribery laws, periodic training of appropriate officers and employees, appropriate due diligence requirements on the retention and oversight of agents and business partners, and periodic testing of the effectiveness in detecting and reducing violations of applicable anti-bribery laws and the Company’s internal controls system and compliance policy.  The Company will promptly inform Time Warner of any activity that the Company has reasonably determined may constitute a potential violation of any applicable anti-bribery law or a material violation of the Company’s anti-bribery compliance policy by the Company or its personnel, and in such instances will promptly investigate and address such potential violation and shall cooperate with Time Warner and any relevant law enforcement authorities.  The Company also will inform Time Warner if any of its directors, officers, agents or senior managers becomes a foreign or domestic government official or employee, except for such an official or employee in a governmental position that has no relevance to the business of the Company.

6.7.           Tax Information.  By March 31 of each calendar year, the Company shall provide the RSL Investors and the TW Investors, to the extent any such Investor or a direct or indirect shareholder, partner or member thereof is considered a “United States shareholder” of the Company within the meaning of Section 951(b) of the Code, the information necessary to allow such shareholder to comply with the applicable U.S. federal income tax reporting requirements with respect to its investment in the Company, including information sufficient to complete IRS Form 5471.  If in any taxable year the Company is treated as a passive foreign investment company within the meaning of Section 1297 of the Code with respect to an RSL Investor or a TW Investor, or a direct or indirect shareholder, partner or member thereof, the Company shall prepare a statement described in U.S. Treasury Regulations Section 1.1295-1(g)(1) (an “Annual Information Statement”), so as to allow such RSL Investor or TW Investor or such shareholder, partner or member thereof to file a “qualified electing fund” election under Section 1295 of the Code (a “QEF Election”) with respect to the Company or to comply with any U.S. federal, state or local income tax reporting or filing requirements of such RSL Investor or such TW Investor or shareholder, partner or member thereof in connection with such election.  If in any taxable year an entity in which the Company invests is treated as a passive foreign investment company within the meaning of Section 1297 of the Code and an RSL Investor or a TW Investor, or a direct or indirect shareholder, partner or member thereof, is deemed to own the shares of such entity under Section 1298(a) of the Code and the U.S. Treasury Regulations thereunder, the Company will use its best commercial efforts to (i) cause such entity to comply with the information disclosure requirements necessary for such entity to be a “qualified electing fund” under Section 1295 of the Code, (ii) obtain the necessary information to prepare an Annual Information Statement with respect to such entity and (iii) deliver the Annual Information Statement to the Person deemed to own the shares of such entity.

7.              Preemptive Rights.

7.1.           If at any time, the Company determines to issue Equity Securities (other than: (i) to employees, officers, directors, agents or consultants of the Company or any subsidiary of the Company pursuant to employee benefit, stock option and stock purchase plans maintained by the Company, in such amounts as are approved by the Board; (ii) as consideration in connection with a bona fide acquisition (of assets or otherwise), merger, consolidation or amalgamation by the Company provided such acquisition, merger, consolidation or amalgamation has been approved by the Board; (iii) in connection with splits, combination of shares, reclassification, recapitalization or like changes in capitalization; (iv) the conversion of any Class B Common Shares into Class A Common Shares; or (v) any Class A Common Shares or Class B Common Shares issued upon conversion, exchange or exercise of any Equity Securities outstanding as of the Effective Date or issued pursuant to clause (i) above (collectively, “Excluded Securities”)) the Company shall:

(a)            give written notice to each TW Investor setting forth in reasonable detail (i) the designation and all of the terms and provisions of the Equity Securities proposed to be issued (the “Proposed Securities”), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity; (ii) the price and other terms of the proposed sale of such Equity Securities; (iii) the amount of such Proposed Securities; and (iv) such other information as a TW Investor may reasonably request in order to evaluate the proposed issuance; and

(b)            offer to issue pro rata to each TW Investor upon the terms described in the notice delivered pursuant to Section 7.1(a), a portion of the Proposed Securities equal to the product of (i) the percentage of the Equity Securities owned by such TW Investor immediately prior to the issuance of the Proposed Securities relative to the total number of Equity Securities outstanding immediately prior to the issuance of the Proposed Securities, multiplied by (ii) the total number of Proposed Securities.

7.2.           A TW Investor must exercise its respective purchase rights under Section 7.1 within fifteen (15) days after receipt of such notice from the Company by giving written notice to the Company within such offering period.  The closing for such transaction shall take place as proposed by the Company (but in no event (a) prior to the closing of the sale of the Proposed Securities to other purchasers thereof or (b) less than fifteen (15) days after a TW Investor shall have exercised its right to purchase Proposed Securities).  Upon the expiration of such offering period, the Company will be free to sell such Proposed Securities that TW Investors have not elected to purchase during the sixty (60) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to TW Investors.

7.3.           Notwithstanding the foregoing, if at any time, the Company intends to issue Proposed Securities to the public in a registered underwritten public offering or an offering pursuant to Rule 144A or Regulation S under the Securities Act, the Company shall give each TW Investor written notice of such intention (including, to the extent possible, a copy of the prospectus included in the registration statement filed in respect of such public offering or an offering circular relating to such Rule 144A or Regulation S offering, as the case may be) describing, to the extent then known, the anticipated amount of Equity Securities, range of prices, timing and other material terms of such offering.  The Company shall give such written notice no less than three (3) business days prior to the commencement of the marketing efforts with respect to such Rule 144A, Regulation S or registered public offering, which notice shall constitute an offer to sell pro rata to each TW Investor an amount of Proposed Securities as calculated pursuant to Section 7.1(b) (the “Designated Securities”).  A TW Investor must exercise its respective purchase rights under this Section 7.3 prior to the commencement of marketing efforts with respect to such offering, which commencement shall not be earlier than three business days following the delivery of written notice to the TW Investors of such offering, by providing a binding indication of interest (which shall be subject to customary conditions with respect to the offering, including the pricing of the Proposed Securities) of such TW Investor to purchase the Designated Securities within the range of prices and consistent with the other terms set forth in the Company’s notice to it.  In the event the pricing of the offer of Proposed Securities is not yet consummated, any binding indication of interest will expire after the second trading day subsequent to the anticipated pricing date set forth in the Company's notice.  If a TW Investor exercises its respective purchase rights provided in this Section 7.3, the Company shall agree to sell to such TW Investor, at the time of pricing of the offering of Proposed Securities, the Designated Securities (as adjusted to reflect the actual size of such offering when priced) at the same price as the Proposed Securities are offered to the public or the purchasers, as the case may be.  Contemporaneously with the execution of any underwriting agreement entered into between the Company and the underwriters of an underwritten public offering or purchase agreement entered into between the Company and the initial purchasers in a Rule 144A offering, each such TW Investor shall enter into an instrument in form and substance reasonably satisfactory to the Company acknowledging such TW Investor’s binding obligation to purchase the Designated Securities to be acquired by it and containing representations, warranties and agreements of such TW Investor that are customary in private placement transactions that are necessary to demonstrate the suitability of such TW Investor to participate in private placement transactions.  The failure by any TW Investor to provide a binding indication of interest with respect to a Rule 144A, Regulation S or registered public offering of Proposed Securities shall constitute a waiver of the preemptive rights only in respect of such offering.  If any TW Investor waives its preemptive rights with respect to a public offering or Rule 144A or Regulation S offering, the Company agrees to use reasonable best efforts to allocate to such TW Investor, at such TW Investor's request, Proposed Securities up to the amount of Designated Securities such TW Investor would be entitled to purchase pursuant to its preemptive rights had they not been waived, on the same terms as the other purchasers in such offering.

7.4.           The exercise of the TW Investors’ rights under this Section 7 and the obligations of the Company to issue Equity Securities to the TW Investors pursuant to this Section 7 shall be subject to compliance with applicable Laws, rules and regulations, including the federal securities laws and the rules and regulations of The NASDAQ Stock Market LLC.

7.5.           The election by a TW Investor not to exercise its rights under this Section 7 in any one instance shall not affect its right (other than in respect of a reduction in its percentage holdings) as to any subsequent proposed issuance.

8.             Securities Law Restrictions.  To the extent required by the TW Subscription Agreement, the Parties acknowledge and agree that the TW Shares (and any Class A Common Shares issued upon conversion of any Class B Common Shares constituting TW Shares) shall bear restrictive legends substantially in the forms set forth in the TW Subscription Agreement for so long as such Equity Securities or holders thereof remain subject to the restrictions described in this Agreement as set forth herein.

9.             Duration of Agreement.  This Agreement shall become effective, binding and operative immediately, and shall terminate and become void and of no further force and effect upon the earlier to occur of (i) the mutual agreement of the Parties and (ii) the date on which the RSL Investors and the TW Investors cease to beneficially own any Equity Securities; provided, that Sections 2, 9 and 10 (other than Section 10.15) shall survive any termination of this Agreement.

10.            Miscellaneous.

10.1.         Amendments.  This Agreement may be amended, modified or supplemented only by a written instrument executed by each of the parties hereto.

10.2.         Notices.  All notices, consents, requests, instructions, approvals and other communications provided for in this Agreement shall be in writing and shall be deemed validly given upon personal delivery or one day after being sent by overnight courier service or on the date of transmission if sent by facsimile (so long as for notices or other communications sent by facsimile, the transmitting facsimile machine records electronic conformation of the due transmission of the notice), at the following address or facsimile number, or at such other address or facsimile number as a Party may designate to the other parties:

(a)            if to the RSL Investors, at:

Ronald S. Lauder
767 Fifth Avenue, Suite 4200
New York, NY, 10153
Facsimile: (212) 572-4093
With a copy to (which shall not constitute notice):
Latham & Watkins LLP
885 Third Avenue
New York, NY 10022
Facsimile: (212) 751-4864
Attention: Raymond Y. Lin
                   Taurie M. Zeitzer

(b)           if to TW and Time Warner, to:

TW Media Holdings LLC
c/o Time Warner Inc.
One Time Warner Center
New York, NY 10019
Facsimile: 212-484-7167/212-484-7299
Attention:  General Counsel/Senior Vice President – Mergers and Acquisitions

with a copy to (which shall not constitute notice):

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Facsimile: (212) 728-8111
Attention: Gregory B. Astrachan
                   William H. Gump

(c)           if to the Company, to:

Central European Media Enterprises Ltd.
c/o CME Development Corporation
81 Aldwych, London WC2B 4HN
United Kingdom
Facsimile: +44 20 7430 5403
Attention: General Counsel

with a copy to (which shall not constitute notice):

Dewey & LeBoeuf LLP
1301 Avenue of the Americas
New York, NY 10019
Facsimile: (212) 259-6333
Attention: John J. Altorelli
                   Jeffrey A. Potash

10.3.         Successors and Assigns.  This Agreement shall inure to the benefit of the parties, and shall be binding upon the parties and their respective successors, permitted assigns, heirs and legal representatives.

10.4.         No Third-Party Beneficiaries.  Nothing in this Agreement will confer any rights upon any person that is not a Party or a successor or permitted assignee of a Party to this Agreement.

10.5.         Descriptive Headings.  The headings of the articles, sections and subsections of this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof or affect the interpretation hereof.

10.6.        Applicable Law.  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

10.7.        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.  This Agreement, once executed by a Party, may be delivered to the other Parties hereto by facsimile or electronic transmission of a copy of this Agreement bearing the signature of the Party so delivering this Agreement.

10.8.        Entire Agreement.  This Agreement, together with the TW Subscription Agreement, the Registration Rights Agreement, the TW Voting Agreement and that certain letter agreement by and between Ronald S. Lauder and TW dated as of March 22, 2009 (together with this Agreement, the TW Subscription Agreement, the Registration Rights Agreement, the TW Voting Agreement, the “Company Agreements”) contain the entire agreement of the parties with respect to the subject matter hereof and supersede all other prior agreements, understandings, statements, representations and warranties, oral or written, express or implied, between the parties and their respective affiliates, representatives and agents in respect of such subject matter.

10.9.         TW Voting Agreement.  Subject to Section 6.1, in the event of any inconsistency or conflict between this Agreement and the TW Voting Agreement with respect to the voting of the TW Shares, each Party hereto agrees that the TW Voting Agreement shall prevail to the extent of the inconsistency or conflict.

10.10.      SUBMISSION TO JURISDICTION.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY, NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (EACH, A “NEW YORK COURT”), AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF.  EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF TO SUCH PARTY BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN SECTION 10.2.  THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

10.11.       Severability.  Every term and provision of this Agreement is intended to be severable.  If any term or provision hereof is illegal or invalid for any reason whatsoever, such term or provision will be enforced to the maximum extent permitted by law and, in any event, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

10.12.       Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, each Investor shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and such transactions.

10.13.      Tax Withholding.  The Company shall be entitled to require payment in cash or deduction from other compensation payable to any Investor of any sums required by Federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise, repurchase or cancellation of, or with respect to any distribution in respect of, any Class B Common Shares, Class A Common Shares or other equity securities of the Company.

10.14.       Pricing Procedure.  The “Fair Market Value” of any non-cash consideration offered or received in connection with a Transfer under Section 4 as of any given date shall be determined as follows:

(a)            If such security is listed on any established stock exchange or a national market system (other than The Pink Sheets), its Fair Market Value shall be the closing sales price of such security (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Offering Investor deems reliable;

(b)           If such security is regularly quoted by a recognized securities dealer but its selling price is not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for such security on the day of determination; or

(c)            In the absence of an established market for such security or other asset, its Fair Market Value shall be the price at which such security or asset would be sold in a current, arms-length transaction between a willing buyer and willing seller, as determined by an independent internationally recognized investment bank using customary valuation methods and procedures.

10.15.       Representations and Warranties.

(a)           Each Party hereto represents and warrants to each other Party that, as of the date hereof: (i) such Party that is not a natural person is duly organized, validly existing and in good standing under the jurisdiction of its formation or organization, (ii) such Party has all requisite power and authority to enter into and to perform its obligations under this Agreement and the TW Voting Agreement and to consummate the transactions contemplated hereby and thereby, (iii) this Agreement and the TW Voting Agreement has been duly executed and delivered by such Party and constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as such enforceability may be limited by (A) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar Laws in effect which affect the enforcement of creditor’s rights generally or (B) general principles of equity, whether considered in a proceeding at Law or in equity and (iv) the execution and delivery by such Party of this Agreement and the TW Voting Agreement nor the performance by such Party of any of its obligations hereunder or thereunder, nor the consummation of the transactions contemplated hereby or thereby, will violate, conflict with, result in a breach, or constitute a default (with or without notice or lapse of time or both) under, give to others any rights of consent, termination, amendment, acceleration or cancellation of, (A) any provision of the governing documents of such Party that is not a natural person, (B) any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease, license or other agreement, contract, instrument, permit or concession to which such Party or any of its Affiliates is a party or (C) any Law applicable to such Party or its Affiliates.

(b)           Ronald S. Lauder hereby represents and warrants to TW that, as of the date hereof, (i) Ronald S. Lauder beneficially owns all of the equity interests in each of RSL Savannah, RSL CME LP and RSL CME GP and (ii) other than the RSL Excluded Shares, 2,961,205 Class B Common Shares are the only securities of the Company beneficially owned by Ronald S. Lauder.

10.16.       Specific Performance.  The Parties agree that irreparable damage would occur in the event that any of the provisions this Agreement were not performed in accordance with their specific terms of were otherwise breached.  It is accordingly agreed that the Parties shall be entitled to, in addition to the other remedies provided herein, specific performance of this Agreement and to enforce specifically the terms and provisions of this Agreement in any New York Court in addition to the other remedies to which such Parties are entitled.

10.17.       Construction.  Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine, and neuter.  All references to Articles and Sections refer to articles and sections of this Agreement, and all references to Exhibits and Schedules are to exhibits and schedules attached hereto, each of which is made a part hereof for all purposes.  Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision will be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any Affiliate of such Person.  Where any provision of this Agreement refers to a “Transfer of Class B Common Shares” or a “Transfer of Equity Securities”, such provision shall also refer to a Transfer of an interest in any Person that holds, directly or indirectly, an interest in such underlying Class B Common Shares or Equity Securities.  All accounting terms used herein and not otherwise defined herein will have the meanings accorded them in accordance with U.S. generally accepted accounting principles and, except as expressly provided herein, all accounting determinations will be made in accordance with such accounting principles in effect from time to time.  Unless the context otherwise requires: (i) a reference to a document includes all amendments or supplements to, or replacements or novations of, that document, (ii) the use of the term “including” means “including, without limitation”, (iii) the word “or” shall be disjunctive but not exclusive, (iv) unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date; provided, that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date (for example, one month following February 18 is March 18, and one month following March 31 is May 1) (v) a reference to a statute, regulations, proclamation, ordinance or by-law includes all statutes, regulations, proclamation, ordinances or by-laws amending, consolidating or replacing it, whether passed by the same or another Governmental Authority with legal power to do so, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under the statute, (vi) a reference to a successor entity includes any successor entity, whether by way of merger, amalgamation, consolidation or other business combination and (vii) calculations based on “beneficial ownership” shall be determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on the date hereof.  The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

RSL SAVANNAH LLC

By:
Name: Ronald S. Lauder
Title: Sole Member

RSL INVESTMENT LLC

By:
Name: Ronald S. Lauder
Title: Sole Member and President

RSL INVESTMENTS CORPORATION

By:
Name: Ronald S. Lauder
Title: Chairman

Ronald S. Lauder

Signature Page to Investor Rights Agreement

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

By:
Name:
Title:

Signature Page to Investor Rights Agreement

TW MEDIA HOLDINGS LLC

By:
Name:
Title:

Signature Page to Investor Rights Agreement

EXHIBIT A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Joinder”) to that certain Investor Rights Agreement, dated as of [•], 2009 (the “Investor Rights Agreement”), by and among Central European Media Enterprises Ltd., a Bermuda company (the “Company”), Ronald S. Lauder, RSL Savannah LLC, a Delaware limited liability company (“RSL Savannah”), RSL Investment LLC, a Delaware limited liability company (“RSL CME GP”), RSL Investments Corporation, a Delaware corporation (“RSL CME LP” and, together with Ronald S. Lauder, RSL Savannah, RSL CME GP and the RSL Permitted Transferees (as defined herein), the “RSL Investors”), TW Media Holdings LLC, a Delaware limited liability company (“TW” and, together with the TW Permitted Transferees (as defined therein), the “TW Investors”), and any parties to the Investor Rights Agreement who agree to be bound by the terms of the Investor Rights Agreement, is made and entered into as of [•] by [•] (“Holder”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Investor Rights Agreement.

WHEREAS, Holder has acquired certain Equity Securities of the Company, and as a condition to acquiring such Equity Securities, the Investor Rights Agreement and the Company require Holder, as a holder of Equity Securities, to become a Party to the Investor Rights Agreement, and Holder agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements set forth herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

(a)
Agreement to be Bound.  Holder hereby agrees that upon execution of this Joinder, that Holder shall become a Party to the Investor Rights Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Investor Rights Agreement, as if Holder had signed the Investor Rights Agreement and been an original party thereto.  Holder agrees that [he/she/it] shall be [an “RSL][a “TW] Investor” for all purposes under the Investor Rights Agreement.

(b)
Representations and Warranties.  Holder hereby represents and warrants as follows: (i) Holder has all requisite power and authority to enter into this Joinder and to carry out his, her or its obligations hereunder; (ii) this Joinder has been duly executed by Holder, and constitutes a valid and binding obligation enforceable against Holder in accordance with its terms; and (iii) Holder has received a copy of the Investor Rights Agreement and any and all other information and materials that Holder deems reasonably necessary or appropriate to enable Holder to make an informed decision concerning the transactions contemplated by the Investor Rights Agreement.

(c)
Successors and Assigns.  This Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and Holder and any subsequent holder of Equity Securities, and the respective successors and assigns of each of them, for so long as they hold Equity Securities.

(d)
Counterparts.  This Joinder may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.  This Joinder may be delivered to the other parties hereto by facsimile transmission bearing the signature of the party so delivering this Joinder.

(e)
Applicable Law.  THIS JOINDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

**********************************

IN WITNESS WHEREOF, the parties have caused this Joinder to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

Holder

By:
Name:
Title:

2